                                                                    EXHIBIT 99.2

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of July 29, 1998 by and among FINE.COM INTERNATIONAL CORP., a Washington corporation ("fine.com"), TFAB ACQUISITION CORP., a Washington corporation and a newly formed, wholly-owned subsidiary of fine.com ("Newco"), META4 DIGITAL DESIGN, INC., a Delaware corporation ("Meta4"), and each of ALBERTO BLANCO and KATHY L. BERNI, the principal shareholders of Meta4 (individually, a "Shareholder" and collectively, the "Shareholders"), and TOP DOG DIGITAL, L.L.C., a New Jersey limited liability company ("Top Dog").


                                   BACKGROUND

     A. The Boards of Directors of fine.com, Newco and Meta4 have determined that it is advisable and in the best interests of their respective companies to enter into a business combination upon the terms and subject to the conditions set forth herein;

     B. In furtherance of such combination, the Boards of Directors of fine.com, Newco and Meta4 have each approved the merger of Meta4 with and into Newco (the "Merger"), upon the terms and subject to the conditions set forth herein, in accordance with the applicable provisions of the Washington Business Corporation Act (the "WBCA") and the Delaware General Corporation Law (the "DGCL");

     C. fine.com, Newco and Meta4 intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization and that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder; and

     D. The Boards of Directors of each of fine.com, Newco and Meta4 intend for this reorganization to be accounted for as a "pooling of interests;" and

     E. Pursuant to the Merger, each outstanding share of Meta4 common stock, no par value per share ("Meta4 Common Stock"), shall be converted into the right to receive fine.com Common Stock (as defined in Section 2.6(a)), upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, fine.com, Newco, Meta4 and the Shareholders hereby agree as follows:

                                  ARTICLE  1.

                                  DEFINITIONS

     1.1. Defined Terms. As used herein, the terms below shall have the following meanings:

     "Affiliate" of a Person means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Ancillary Agreements" means the Employment Agreements, the Registration Rights Agreement, the Confidential Information and Assignment of Inventions Agreement and other agreements required hereunder to consummate the Closing.

     "Assets" means the right, title and interest in and to each of the respective properties, assets and rights of any kind, whether tangible or intangible, real or personal, including without limitation the right, title and interest in the following:

     (a)  all Contracts and Contract Rights;

     (b)  all Fixtures and Equipment;

     (c)  all Inventory;

     (d)  all Books and Records;

     (e)  all Proprietary Rights;

     (f)  all Permits;

     (g) all return and other rights under or pursuant to all warranties, representations and guarantees made by suppliers and other third parties in connection with the Assets or services furnished to such Person;

     (h)  all cash, accounts receivable, deposits and prepaid expenses; and

     (i)  all goodwill.

     "Books and Records" of a Person means (a) all service, product, business and marketing plans, sales and promotional literature and artwork relating to the Assets or the Business, (b) all books, records, lists, ledgers, financial data, files, reports, service, product and design manuals, plans, drawings, technical manuals and operating records of every kind relating to the Assets or the Business (including records and lists of customers, distributors, suppliers and personnel) and (c) all telephone and fax numbers used in the Business, in each case whether maintained as hard copy or stored in computer memory and whether owned by such Person or its Affiliates.

     "Business" of a Person means the business and operations of such Person.

     "Closing Date" means the date of the Closing.

     "Consents" of a Person means any and all Permits and any and all consents, approvals or waivers from third parties that are (i) required for the consummation of the transactions contemplated by this Agreement or (ii) necessary or desirable in order that such Person can conduct its Business after the Closing Date in the same manner as before the Closing Date.

     "Contract Rights" means all rights and obligations under the Contracts.

     "Contracts" of a Person means all agreements, contracts, leases (whether for real or personal property), purchase orders, undertakings, covenants not to compete, employment agreements, confidentiality agreements, licenses, franchises, permits, indentures, security interests, instruments, obligations and commitments to which such Person is a party or by which such Person or any of its Assets are bound or affected, whether written or oral.

     "Court Order" means any judgment, decision, consent decree, injunction, ruling or order of any foreign, federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

     "Default" means (a) a breach of or default under any Contract, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

     "Employees" of a Person means all persons employed by such Person on a full or part-time basis together with all persons retained as "independent contractors" as of the relevant date.

     "Employment Agreements" means the form of employment agreements between the Shareholders and Newco, substantially in the form of Exhibit B-1 and B-2 hereto.
                                                     -----------     ---

     "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

     "Environmental Law" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances or rules in existence on the Closing Date relating to the environment; occupational safety and health; the effect of the environment or Substances on human health; emissions, discharges or releases of Substances into the environment, including without limitation ambient air, surface water, groundwater or land; or otherwise relating to the Handling of Substances or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "fine.com Balance Sheet" means the balance sheet of fine.com as of the fine.com Balance Sheet Date.

     "fine.com Balance Sheet Date" means April 30, 1998.

     "fine.com Books and Records" means the Books and Records of fine.com.

     "fine.com Business" means the Business of fine.com.

     "fine.com Financial Statements" means the balance sheets and related statements of income, cash flow and stockholder's equity for the three-month period ended April 30, 1998, as filed with the Securities and Exchange Commission (the "SEC") in fine.com's Quarterly Report on Form 10-QSB.

     "fine.com Material Adverse Effect" or "fine.com Material Adverse Change" means a Material Adverse Effect with respect to fine.com, the fine.com Business or the fine.com Assets.

     "Fixtures and Equipment" of a Person mean all of the furniture, fixtures, furnishings, machinery, computer hardware, and other tangible personal property owned by such Person, wherever located and including any such Fixtures and Equipment in the possession of any of fine.com's or Meta4's respective suppliers or other vendors.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the facts and circumstances on the date of determination.

     "Handling" shall have the meaning set forth in the definition of Pre-Closing Environmental Matters.

     "Inventory" means all merchandise owned and intended for resale and all raw materials, work in process, finished goods, wrapping, supply and packaging items and similar items, whether or not located on the premises, on consignment to a third party, or in transit or storage.

     "Liability" means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.

     "Material Adverse Effect" with respect to any Person means any effect or change in the condition (financial or other), business, results of operations, prospects, assets, liabilities or operations which has, or is reasonably likely to have, a material adverse effect on such Person, such Person's Business or such Person's Assets.

     "Operating Site" shall have the meaning set forth in the definition of Pre-Closing Environmental Matters.

     "Meta4 Assets" means the Assets of Meta4.

     "Meta4 Balance Sheet" means the balance sheet of Meta4 as of the Meta4 Balance Sheet Date.

     "Meta4 Balance Sheet Date" means July 31, 1998.

     "Meta4 Books and Records" means the Books and Records of Meta4.

     "Meta4 Business" means the Business of Meta4.

     "Meta4 Financial Statements" means the balance sheets and related statements of income, cash flow and stockholder's equity for the 7-month period ended July 31, 1998 of Meta4, together with the notes thereon, which are attached hereto as Schedule 1.1(a).
                   ---------------

     "Meta4 Material Adverse Effect" or "Meta4 Material Adverse Change" means a Material Adverse Effect with respect to Meta4, the Meta4 Business or the Meta4 Assets.

     "Permits" of a Person means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, necessary or desirable for the past, present or anticipated conduct or operation of the Business or ownership of the Assets of such Person.

     "Person" means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority or any similar entity.

     "Pre-Closing Environmental Matters" means (a) the production, use, generation, emission, storage, treatment, transportation, recycling, disposal, discharge, release, or other handling or disposition of any kind at any time on or prior to the Closing Date (collectively "Handling") of any "hazardous substance," "hazardous waste," "pollutant," "contaminant" or "toxic substance," as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C.
Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., or the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., and regulations promulgated thereunder, or any analogous state and local laws and regulations; petroleum and petroleum products; polychlorinated biphenyls ("PCBs") or asbestos (collectively "Substances"), either in, on, or under any real property or facility owned, leased or used at any time by Meta4, Shareholders or fine.com, as the case may be, (or an Affiliate thereof) in connection with the operation of the Meta4 Business or fine.com Business, as the case may be, including offsite disposal facilities (an "Operating Site"), including, without limitation, the effects of such Handling of Substances on resources, Persons, or property within or outside the boundaries of any Operating Site, (b) the presence as of the Closing Date of Substances in, on or under any Operating Site regardless of how the Substances came to rest in, on or under the Operating Site, (c) the failure on or prior to the Closing Date of any Operating Site or any operation of the Meta4 Business or fine.com Business, as the case may be, to be in compliance with any Environmental Law and (d) any other act, omission or condition existing prior to the Closing Date which gives rise to liability or potential liability under any Environmental Law.

     "Proprietary Information and Inventions Agreement" means an agreement in the form attached hereto as Exhibit A.
                            ---------

     "Proprietary Rights" means all (a) U.S. and foreign patents, patent applications, patent disclosures and improvements thereto, including petty patents and utility models and applications therefor, (b) U.S. and foreign trademarks, service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith and registrations and applications for registration thereof, (c) U.S. and foreign copyrights and registrations and applications for registration thereof, (d) U.S. and foreign mask work rights and registrations and applications for registration thereof, (e) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information), (f) other proprietary rights, (g) copies and tangible embodiments thereof (in whatever form or medium) and (h) licenses granting any rights with respect to any of the foregoing.

     "Registration Rights Agreement" means the form of registration rights agreement between the Shareholders and fine.com, substantially in the form of Exhibit C hereto.
---------

     "Regulations" means any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation energy, motor vehicle safety, public utility, zoning, building and health codes, Environmental Laws, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

     "Related Party" means (i) any of Meta4's officers and directors, and any partners, associates or relatives of such officers and directors, (ii) any of Shareholders' partners, associates or relatives, and (iii) any Person in which Meta4 or Shareholders or any Affiliate, associate or relative of any such Person has any direct or material indirect interest.

     "Representative" means any officer, director, principal, attorney, agent, employee or other representative of any Person.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Substances" shall have the meaning set forth in the definition of Pre-Closing Environmental Matters in this Section.

     "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

     "Taxes" mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, worker's compensation, occupation, use, service, license, net worth, payroll, franchise and transfer and recording, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign, including any federal, state, county, local or foreign government or any subdivision or taxing agency thereof (including a U.S. possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

     "To the knowledge" or "knowledge" of a party (or similar phrases) means to the extent of matters (i) which are actually known by such party or (ii) which, based on facts of which such party is aware, would be known to a reasonable Person in similar circumstances without investigation.

     1.2.  Interpretation Provisions.

     (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term "or" is disjunctive but not necessarily exclusive. The terms "include" and "including" are not limiting and mean "including without limitation."

     (b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

     (c) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

     (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     (e) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

     (f) The schedules and exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

                                   ARTICLE 2.

                                   THE MERGER

     2.1. The Merger.

     (a) Effective Time.  At the Effective Time (as defined in Section 2.2
         --------------
hereof), and subject to and upon the terms and conditions of this Agreement and the WBCA and DGCL, Meta4 shall be merged with and into Newco, the separate corporate existence of Meta4 shall cease, and Newco shall continue as the surviving corporation. Newco as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     (b) Closing. Unless this Agreement shall have been terminated pursuant to
         -------
Section 9.1, and subject to the satisfaction or waiver, if permissible, of the conditions set forth in Article 6, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place (i) at the offices of Cairncross & Hempelmann, P.S., 701 Fifth Avenue, Seattle, Washington, as promptly as practicable (and in any event no later than July 31, 1998) after satisfaction or waiver, if permissible, of the conditions set forth in Article 6 or (ii) at such other time, date or place as fine.com and Meta4 may agree.

     2.2. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article 6, but no later than July 31, 1998, the parties hereto shall cause the Merger to be consummated by filing the articles of merger as contemplated by the WBCA and the DGCL (the "Articles of Merger"), together with any required related documents, with the Secretaries of State for the States of Washington and Delaware, substantially in the form attached hereto as Exhibit D. The Merger shall be effective upon filing of the
                   ---------
Articles of Merger with the Secretaries of State for the States of Washington and Delaware (the "Effective Time").

     2.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the WBCA and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchise of Meta4 shall vest in Newco, and all debts, liabilities and duties of Meta4 shall become the debts, liabilities and duties of Newco.

     2.4. Articles of Incorporation; Bylaws.

     (a) Articles of Incorporation.  At the Effective Time, the Articles of
         -------------------------
Incorporation of Newco, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter duly amended in accordance with applicable law and such Articles of Incorporation, except that the name of the corporation shall be changed to "Meta4 Digital Design, Inc." at the Effective Time.

     (b) Bylaws.  At the Effective Time, the Bylaws of Newco, as in effect
         ------
immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter duly amended in accordance with applicable law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

     2.5. Directors and Officers. The directors of Newco immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Newco immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation and in accordance with applicable law; provided, however, fine.com or Newco shall make offers of employment to the Shareholders, as set forth in the Employment Agreements. Meta4 and Shareholders shall cause each director and officer of Meta4 to tender his or her resignation prior to the Effective Time, with each such resignation to be effective as of the Effective Time.

     2.6. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of fine.com, Newco, Meta4 or the Shareholders:

     (a) Conversion of Securities.  All shares of Meta4 Common Stock issued and
         ------------------------
outstanding immediately prior to the Effective Time (excluding any shares of Meta4 Common Stock to be canceled pursuant to Section 2.6(b)) shall automatically be cancelled and converted, without any action on the part of the holder thereof, into the right to receive that number of shares of fine.com common stock, no par value per shares ("fine.com Common Stock"), equal to the quotient of (i) the Merger Consideration (as defined in Section 2.7) divided by
(ii) the Merger Price Per Share (as defined in Section 2.7). The shares of fine.com Common Stock issued in connection with the Merger are sometimes referred to herein as the "Merger Shares." All such shares of Meta4 Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of fine.com Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.8 of this Agreement.

     (b) No Fractional Shares.  No fractional shares of fine.com Common Stock
         --------------------
shall be issued upon conversion of the shares of Meta4 Common Stock held by any holder. Instead, the number of Merger Shares to be issued to any holder of Meta4 Common Stock shall be rounded to the nearest whole number of shares (such that any fraction equal or greater than one-half shall be rounded up and any fraction less than one-half shall be rounded down) and fine.com shall issue such additional share, if any, after such rounding.

     (c) Cancellation.  Each share of Meta4 Common Stock held in the treasury of
         ------------
Meta4 immediately prior to the Effective Time, if any, shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

     2.7. Merger Consideration.

     (a) For purposes of this Agreement, the "Merger Consideration" shall be equal to the dollar amount of $1,100,000, less any adjustments required pursuant to Sections 2.7. 2.8 or 9.8. The Merger Consideration shall be paid in shares of fine.com Common Stock, valued at the Merger Price Per Share. The Merger Price Per Share shall be calculated as the higher of either (i) the per share price equal to the "Negotiating Period Average Price" or (ii) the average closing trading price as reported by The Nasdaq Stock Market ("Nasdaq") for fine.com Common Stock for the five trading days prior to Closing; provided,
                                                                  --------
however, that notwithstanding the above, for the purpose of computing the Merger
-------
Price Per Share, at no time will the shares of fine.com Common Stock be valued at less than $4.50 per share. The term "Negotiating Period Average Price" shall mean the sum of (i) the closing trading price as reported by Nasdaq for fine.com Common Stock on the date of the press release formally announcing the Merger (or if such date is not a trading day, the last trading day prior to such date), plus (ii) the closing trading price of fine.com Common Stock on the last trading day prior to the Closing Date, plus (iii) the "Interim Period Average" (as such term is defined below), divided by three (3). The term "Interim Period Average" shall mean the sum of the closing trading prices of the fine.com Common Stock on every trading day from and including the date referenced in clause (i) above and through and including the date referenced in clause (ii) above, divided by the number of trading days in such period.

     (b) The Merger Consideration has been calculated based upon several factors, including the assumption that the net worth of Meta4, calculated in accordance with GAAP consistently applied, is equal to or greater than $202,835 (the "Net Worth Target") as of the Closing. If on the Closing Financial Certificate (as defined in Section 7.1), the Certified Closing Net Worth (as defined in Section 7.1) is less than the Net Worth Target, the Merger Consideration to be delivered to the Shareholders may, at fine.com's election, be reduced either (i) at the Closing, or (ii) after completion of the Post-Closing Audit (as defined in Section 2.8), by the difference, if any, between the Net Worth Target and the Certified Closing Net Worth set forth on the Closing Financial Certificate (which reduction shall be in shares of fine.com Common Stock valued at the Merger Price).

     2.8. Post-Closing Adjustment.

     (a) The Merger Consideration shall be subject to adjustment after the Closing Date as specified in this Section 2.8.

     (b) Within one hundred twenty (120) days following the Effective Time, fine.com shall have the option, in its sole discretion, to cause Ernst & Young LLP ("fine.com's Accountant") to audit the Surviving Corporation's books, using the auditing procedures typically used by fine.com's Accountant in comparable audits, to determine the accuracy of the information set forth on the Closing Financial Certificate (the "Post-Closing Audit").

     (c) In addition to the provisions contained elsewhere in this Agreement, the Merger Consideration shall be adjusted down, on a dollar for dollar basis, in an aggregate amount equal to the amount by which the (i) the Actual Meta4 Debt exceeds the Certified Closing Debt (which reduction shall be in shares of fine.com Common Stock valued at the Merger Price), (ii) the Funded Debt (as defined in Section 5.11) exceeds $184,968.97, plus accrued interest thereon from May 1, 1998 and (iii) the Shareholders' Transaction Expenses (as defined in
Section 9.10) exceed $25,000. If fine.com's Accountant determines that the Actual Meta4 Net Worth or Actual Meta4 Cash Assets, respectively, was greater than the Certified Closing Net Worth or the Certified Closing Cash Assets, respectively, or the Actual Meta4 Debt was less than the Certified Closing Debt, no adjustment to the Merger Consideration shall be made.

     Notwithstanding any other provisions of this Agreement to the contrary, nothing in this Section 2.8 shall be applied in a way that would result in more than one adjustment for the same deficiency. Thus, for example, if the Actual Meta4 Net Worth is below the Certified Closing Net Worth and the Actual Meta4 Debt is above the Certified Closing Debt, and if fine.com adjusts the Merger Consideration in the amount by which the Actual Meta4 Debt exceeds the Certified Closing Debt, the amount of such excess shall not be included in calculating any adjustment for the deficiency in net worth. In addition, the amount, if any by which Actual Meta4 Cash Assets exceeds Certified Closing Cash Assets shall be offset against the amount, if any, by which Actual Meta4 Debt exceeds Certified Closing Meta4 Debt, and vice versa.

     (c) The Shareholders shall have fifteen (15) days from the receipt of the Financial Adjustment Notice to notify fine.com if the Shareholders dispute such Financial Adjustment Notice. If fine.com has not received notice of such a dispute within such 15-day period, fine.com shall be entitled to receive from the Shareholders the Merger Consideration Adjustment (which shall be paid in shares of fine.com Common Stock valued at the Merger Price and which may, at fine.com's sole discretion, be from the Pledged Assets as defined in Section 2.9). If, however, the Shareholders have delivered notice of such a dispute to fine.com within such 15-day period, then fine.com's Accountant shall select an independent accounting firm that has not represented any of the parties hereto within the preceding two (2) years to review the Surviving Corporation's books, Closing Financial Certificate and Financial Adjustment Notice (and related information) to determine the amount, if any, of the Merger Consideration Adjustment. Such independent accounting firm shall be confirmed by the Shareholders and fine.com within three (3) days of its selection, unless there is an actual conflict of interest. The independent accounting firm shall be directed to consider only those agreements, contracts, commitments or other documents (or summaries thereof) that were either (i) delivered or made available to fine.com's Accountant in connection with the transactions contemplated hereby, or (ii) reviewed by fine.com's Accountant during the course of the Post-Closing Audit. The independent accounting firm shall make its determination of the Merger Consideration Adjustment, if any, within thirty (30) days of its selection. The determination of the independent accounting firm shall be final and binding on the parties hereto, and upon such determination, fine.com shall be entitled to receive the Merger Consideration Adjustment from the Shareholders (which shall be paid in shares of fine.com Common Stock and which may, at fine.com's sole discretion, be from the Pledged Assets as defined in Section 2.9). The costs of the independent accounting firm shall be borne by the party (either fine.com or the Shareholders as a group) whose aggregate determination of Meta4's net worth, indebtedness and cash assets (to the extent each is in question) at Closing was further from the determination of the independent accounting firm, or equally by fine.com and the Shareholders in the event that the determination by the independent accounting firm is, in the aggregate, equidistant between the certified and the actual amounts of Meta4's net worth, indebtedness and cash assets (to the extent each is in question). fine.com agrees to pay such costs, provided that the Shareholders shall have the obligation, to the extent provided in the preceding sentence, to reimburse fine.com, on demand, for the amount payable by the Shareholders, which reimbursement may be paid in shares of fine.com Common Stock valued at the Merger Price.

     2.9. Pledged Assets.

     (a)  General and Litigation Pledge.
          -----------------------------

          (i) As collateral security for the payment of any Post-Closing Adjustment to the Merger Consideration under Section 2.8, or any indemnification obligations of the Shareholders pursuant to Section 8.2(a)(i), each of the Shareholders shall, and by execution hereof does hereby, transfer, pledge and assign to fine.com, for the benefit of fine.com, a security interest in that number of shares of fine.com Common Stock constituting ten percent (10%) of such Shareholder's pro rata share of the Merger Consideration, as the same may have been adjusted pursuant to Section 2.8 hereof, and the certificates and instruments, if any, representing or evidencing any such shares (the "General Pledge").

          (ii) In addition, as collateral security for the payment of any indemnification obligations of the Shareholders pursuant to Section 8.2(a)(ii) arising out of the lawsuit by Sheryl A. Goldstein against Meta4 (which damages are currently claimed against Meta4 in the amount of $123,375 plus interest and costs of the lawsuit) (the "Goldstein Litigation"), the Shareholders shall, and by execution hereof do hereby, transfer, pledge and assign to fine.com, for the benefit of fine.com, a security interest in that aggregate number of shares of fine.com Common Stock equal to $75,000 divided by the Merger Price Per Share, and the certificates and instruments, if any, representing or evidencing any such shares (the "Litigation Pledge"). Each Shareholder shall transfer, pledge and assign to fine.com its pro rata portion of the shares in the Litigation Pledge based on its respective percentage ownership in Meta4 immediately prior to the Closing.

Collectively, the shares of fine.com Common Stock in the General Pledge and the Litigation Pledge are referred to herein as the "Pledged Assets."

     (b) In addition to the foregoing and as security for the General Pledge and the Litigation Pledge, respectively, each Shareholder shall, and by execution hereof does hereby, transfer, pledge and assign to fine.com, for the benefit of fine.com, a security interest in the following:

          (i) all securities hereafter delivered to such Shareholder with respect to or in substitution for such Shareholder's Pledged Assets, all certificates and instruments representing or evidencing such securities, and all cash and non-cash dividends and other property at any time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and in the event such Shareholder receives any such property, such Shareholder shall hold such property in trust for fine.com and shall immediately deliver such property to fine.com to be held hereunder as Pledged Assets; and

          (ii) all non-cash proceeds of all of the foregoing property and all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property.

     (c) Each certificate, if any, evidencing a Shareholder's Pledged Assets issued in his or her name in the Merger, shall be delivered to fine.com directly by the transfer agent, such certificate bearing no restrictive or cautionary legend other than those imprinted by the transfer agent at fine.com's request. Each Shareholder shall, at the Closing, deliver to fine.com, for each such certificate, a stock power duly signed in blank by him or her. The cash, if any, comprising a Shareholder's Pledged Assets shall be withheld by fine.com from distribution to such Shareholder.

       (d) The Shareholders shall be entitled to exercise any voting powers incident to a Pledged Asset until such time, if any, as such Pledged Asset is applied to satisfy any Post-Closing Adjustment to the Merger Consideration pursuant to Section 2.8 or any indemnification obligation of the Shareholders pursuant to Article 8. In addition, the Shareholders shall be entitled to the cash or other proceeds from a Pledged Asset upon the release of such Pledged Asset from the pledge pursuant to the terms hereof

       (e) The assets pledged to secure the General Pledge pursuant to Section 2.9(a)(i) and 2.9(b) above shall be available to satisfy any Post-Closing Adjustment to the Merger Consideration pursuant to Section 2.8 and any indemnification obligations of the Shareholders pursuant to Section 8.2(a)(i) until the date which is one (1) year after the Effective Time. The assets pledged to secure the Litigation Pledge pursuant to Section 2.9(a)(ii) and 2.9(b) above shall be available to satisfy any indemnification obligations of the Shareholders pursuant to Section 8.2(a)(ii) arising out of the Goldstein Litigation until two weeks after the date of the earlier of (i) receipt by the Surviving Corporation of a signed settlement and release from Sheryl A. Goldstein or (ii) the final adjudication of such lawsuit by a court of competent jurisdiction, including the expiration of any applicable appeal period. The expiration of any such period for the General Pledge or Litigation Pledge shall be referred to as a "Release Date".

     Promptly following any Release Date for the General Pledge or the Litigation Pledge, as applicable, fine.com shall return or cause to be returned to the Shareholders the respective Pledged Assets, less (x) Pledged Assets having an aggregate value equal to the amount of (i) any Post-Closing Adjustment to the Merger Consideration under Section 2.8, (ii) any pending claim for indemnification made by any fine.com Indemnified Party (as defined in Article 8) under Section 8.2(a)(i), and (iii) any indemnification obligations of the Shareholders pursuant to Article 8 that have been finally resolved, and (y) Pledged Assets securing continuing obligations hereunder for the General Pledge or the Litigation Pledge, as applicable. Any remaining Pledged Assets shall be released following final resolution of, and full payment in connection with, any indemnification obligations referred to in clauses (ii) or (iii) above. For purposes of this Section 2.9(d) and Article 8, the fine.com Common Stock held as Pledged Assets shall be valued at the Merger Price.

     2.10. Surrender and Delivery of Certificates. At the Effective Time, the Shareholders shall deliver to fine.com the certificates (the "Certificates") representing Meta4 Common Stock, duly endorsed in blank by the Shareholders, or accompanied by blank stock powers duly executed by the Shareholders and with all necessary transfer tax and other revenue stamps, acquired at the Shareholders' expense, affixed and canceled. The Shareholders shall promptly cure any deficiencies with respect to the endorsement of the Certificates or other documents of conveyance with respect to the stock powers accompanying such Certificates. The Certificates so delivered shall forthwith be canceled. Until so surrendered, each Certificate shall be deemed for all corporate purposes to evidence only the right to receive the aggregate number of Merger Shares into which the Meta4 Common Stock represented thereby shall have been converted.

     2.11. Stock Transfer Books. At the Effective Time, the stock transfer books of Meta4 shall be closed, and there shall be no further registration of transfers of Meta4 Common Stock thereafter on the records of Meta4.

     2.12. No Further Ownership Rights in Shares of Meta4 Common Stock. The shares of fine.com Common Stock delivered upon the surrender for exchange of Meta4 Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to all shares of Meta4 Common Stock, and there shall be no further registration of transfers of Meta4 Common Stock which were outstanding immediately prior to the Effective Time on the records of the Surviving Corporation.

     2.13. Lost, Stolen or Destroyed Certificates. In the event any Certificate(s) shall have been lost, stolen or destroyed, fine.com shall issue in exchange for such lost, stolen or destroyed Certificate(s), upon the making of an affidavit of that fact by the holder thereof, such shares of fine.com Common Stock issuable upon conversion of the shares represented by such lost, stolen or destroyed Certificate(s); provided, however, that fine.com may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate(s) to deliver a bond in such sum as fine.com may reasonably direct as indemnity against any claim that may be made against fine.com with respect to the Certificate(s) alleged to have been lost, stolen or destroyed.

     2.14. Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations.

     2.15.  Accounting Treatment.

       (a) The parties hereto intend for the Merger to be treated as a "pooling of interests" for accounting purposes. From and after the date of this Agreement and until the Effective Time, neither fine.com, Meta4 nor the Shareholders nor any of their respective subsidiaries or other affiliates (i) shall knowingly take any action, or shall knowingly fail to take any action, that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes; or (ii) shall enter into any contract, agreement, commitment or arrangement with respect to the foregoing; provided, however, that no action or omission by any party shall constitute a breach of this sentence if such action or omission is permitted by the terms of this Agreement or is made with the written consent of the other parties hereto. The Shareholders may be deemed to be `affiliates' of Meta4 for purposes of the SEC's ASR 135 ("ASR 135") and other rules and releases related to pooling of interests accounting treatment. fine.com has received from each of the Shareholders and from each other person so identified a written agreement in the form of Exhibit E hereof.
                                                              ---------
Prior to the Effective Time, Meta4 shall use all reasonable efforts to cause any additional person who becomes or is identified as an `affiliate' to execute such an agreement.

       (b) fine.com shall have the right to place a restrictive legend on all shares of fine.com Common Stock to be received by an "affiliate" so as to preclude their transfer or disposition in violation of such letters, to instruct its transfer agent not to permit the transfer of any such shares and/or to take any other steps reasonably necessary to ensure compliance with ASR 135 and other rules and releases related to pooling of interests accounting treatment. Except as otherwise permitted in Exhibit E, prior to 30 days before the Effective Time,
                          ---------
stock certificates evidencing ownership of all Meta4 Common Stock by Meta4 "affiliates" shall be delivered to Meta4, and Meta4 (prior to the Effective
Time) and fine.com (after the Effective Time) shall retain such certificates or certificates of fine.com Common Stock into which they are converted (pursuant to the terms hereof) until such time as financial results covering at least 30 days of combined operations of the merged entities shall have been published, at which time such certificates shall be released.

       (c) Notwithstanding the above, fine.com, in its sole discretion, may elect at any time not to proceed with qualifying the Merger to be treated as a pooling of interests for accounting purposes, in which case the restrictions in this Section 2.15 shall no longer be applicable except as otherwise provided in Exhibit E.
---------

     2.16. Taking of Necessary Action; Further Action. Each of fine.com, Meta4 and the Shareholders will take all such reasonable lawful action as may be necessary or appropriate in order to effect the Merger in accordance with this Agreement as promptly as practicable. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest fine.com with full right, title and possession to all the property, rights, privileges, power and franchises of Meta4, the officers and directors of fine.com and Meta4 immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE  3.

          REPRESENTATIONS AND WARRANTIES OF META4 AND THE SHAREHOLDERS

     Each of Meta4 and each of the Shareholders, jointly and severally, makes the following representations and warranties to fine.com and Newco, which representations and warranties are (as of the date hereof), and will be (as of the Closing Date), true and correct and all of which have been and will be relied upon by fine.com and Newco in entering into this Agreement and consummating the Merger.

     3.1. Organization of Meta4. Meta4 is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Meta4 has full corporate power and authority to conduct the Meta4 Business as it is presently being conducted and to own or lease, as applicable, the Meta4 Assets. Meta4 is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of the Meta4 Business or the ownership of its properties and where the failure to be so qualified would have a Material Adverse Effect. Each jurisdiction in which Meta4 is qualified to do business as a foreign corporation is set forth in Schedule 3.1. Meta4 has
                                                  ------------
previously
delivered or made available to fine.com true, complete and correct copies of its Articles of Incorporation and Bylaws, and any and all amendments thereto (collectively, the "Meta4 Charter Documents") as in effect on the date hereof. Meta4 is not in violation with any of its Charter Documents. A true copy of the Meta4 minute book has been made available to fine.com (and has been delivered to fine.com) and are correct and complete in all material respects.

     3.2.  Capitalization of Meta4.

           (a) The capital stock of Meta4 consists of 1,000 shares of Meta4 Common Stock authorized under the Meta4 Charter Documents, 100 of which are issued and outstanding. Meta4 has no other capital stock authorized, issued or outstanding.

           (b) There are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of Meta4.

           (c) All issued and outstanding shares of Meta4 Common Stock are validly issued, fully paid and non-assessable and not subject to any preemptive rights created by statute, the Meta4 Charter Documents or any Contract. There are no voting agreements or voting trusts with respect to any of the outstanding shares of Meta4 Common Stock and none of such shares are subject to repurchase upon termination of employment. The outstanding shares of Meta4 Common Stock have been issued in compliance with all applicable federal and state corporate and securities laws.

           (d) Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan or pending proposal for any redemption of Meta4 Common Stock or for the merger or consolidation of Meta4 with or into any other entity.

     3.3. Shareholders' Ownership of Stock. The outstanding capital stock of Meta4 is owned of record and beneficially by the Shareholders in the amounts set forth on Schedule 3.3. The Shareholders have good and marketable title to all
         ------------
of the outstanding shares of Meta4 Common Stock, free and clear of any Encumbrances.

     3.4. Authorization. Meta4 and Shareholders have all necessary corporate or other power and authority to enter into this Agreement and the Ancillary Agreements to which Meta4 and/or such Shareholders are parties and have taken all corporate or other action necessary to consummate the transactions contemplated hereby and thereby and to perform their respective obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Meta4 and Shareholders, and this Agreement is, and upon execution and delivery each of the Ancillary Agreements to which Meta4 or the Shareholders are parties each of such agreements will be, a legal, valid and binding obligation of each such Person, enforceable against such Person in accordance with its terms, except that enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors.

     3.5.  Officers and Directors.  Schedule 3.5 contains a true, correct and
                                    ------------
complete list of all the officers and directors of Meta4.

     3.6.  Bank Accounts.  Schedule 3.6 contains a list of all of Meta4's bank
                           ------------
accounts, safe deposit boxes, and related powers of attorney, and persons authorized to draw thereon or have access thereto. Meta4 has no outstanding powers of attorney.

     3.7. Subsidiaries. Meta4 does not own or hold any equity interest of any kind in any Person.

     3.8.  [Intentionally Deleted]

     3.9.  Title to, and Sufficiency of, Assets.  Except as set forth on

Schedule 3.9, Meta4 has good and marketable fee simple title to the Meta4
------------
Assets, and none of the Meta4 Assets are subject to any Encumbrances. The Meta4 Assets constitute all of the assets, rights and properties, tangible or intangible, real or personal, which are required for the operation of the Meta4 Business as it is presently conducted and as presently contemplated. In addition, except as set forth on Schedule 3.9, Meta4 has sole and exclusive
                                 ------------
ownership, free and clear of any Encumbrances, of all customer files and other customer information relating to Meta4's current and former customers (the "Customer Information") and no third party possesses any claims or rights with respect to use of the Customer Information (other than any right of each customer to Customer Information about itself).

     3.10.  Fixtures and Equipment.  Schedule 3.10 contains a true, complete and
                                     -------------
correct list of all Fixtures and Equipment of Meta4 where the value of an individual item exceeds $1,000 or where the value of an aggregate of similar items exceeds $2,000. All tangible assets and properties which are part of the Meta4 Assets are in good operating condition and repair and are usable in the ordinary course of business.

     3.11.  Contracts.

            (a) Disclosure. Schedule 3.11 sets forth a true, complete and
                ----------  -------------
correct list of all of Meta4's Contracts of the following categories:

                (i) Contracts not made in the ordinary course of business;

                (ii) Service or joint development agreements;

                (iii) Contracts, licenses and agreements to which Meta4 is a party with respect to any intellectual property, with a value or cost in excess of $3,000, other than "shrink wrap" and similar commercial end-user licenses, whether Meta4 is the licensor or licensee thereunder;

                (iv) Confidentiality and non-disclosure agreements (whether Meta4 is the beneficiary or the obligated party thereunder);

                (v) Customer orders or sales contracts under which the customer is to make a payment after the date hereof of $2,000 or more;

                (vi)  Research agreements;

                (vii) Contracts involving future expenditures or Liabilities, actual or potential, in excess of $1,000 after the date hereof or otherwise material to the Meta4 Business or the Meta4 Assets;

                (viii) Contracts or commitments relating to commission arrangements with others;

                (ix) Employment contracts, consulting contracts and severance agreements, including Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers or directors of Meta4 or (B) that will result in the payment by, or the creation of any Liability to pay on behalf of Meta4, the Shareholders or fine.com any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

                (x)  Indemnification agreements;

                (xi) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether Meta4 shall be the borrower, lender or guarantor thereunder (excluding credit provided by Meta4 in the ordinary course of business to purchasers of its products and obligations to pay vendors in the ordinary course of business and consistent with past practice);

                (xii) Contracts containing covenants limiting the freedom of Meta4 or any officer, director, Employee or Affiliate of Meta4, to engage in any line of business or compete with any Person that relates directly or indirectly to the Meta4 Business;

                 (xiii) Any Contract with the federal, state or local government or any agency or department thereof;

                 (xiv)  Any Contract with a Related Party;

                 (xv) Leases of real or personal property involving in aggregate more than $2,000 under any such lease; and

                 (xvi)  Any other material Contract.

True, correct and complete copies of all of the Contracts listed on Schedule
                                                                    --------
3.11, including all amendments and supplements thereto, have been made available
----
to fine.com.

             (b) Absence of Defaults.  All of the Contracts are valid, binding
                 -------------------
and enforceable in accordance with their terms with no existing (or to the knowledge of Meta4 or the Shareholders, threatened) Default or dispute. Meta4 has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of such Contracts. To the knowledge of Meta4 or the Shareholders, all parties to such Contracts have complied in all material respects with the provisions thereof and no party is in Default thereunder. No notice of any claim of Default under any Contract has been given to Meta4 or the Shareholders. None of the Shareholders or Meta4 has any reason to believe that the products or services called for by any executory Contract cannot be supplied in accordance with the terms of such Contract, including time specifications, and has no reason to believe that any unfinished Contract will, upon performance by Meta4, result in a loss to Meta4.

             (c) Product and Service Warranties.  Meta4 has not committed any
                 ------------------------------
act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, tort product liability or Liability for breach of warranty (whether covered by insurance or not) on the part of Meta4, with respect to products designed, manufactured, assembled, sold, repaired, maintained, delivered or installed or services rendered prior to or on the Closing Date.

    3.12. No Conflict or Violation; Consents. The execution, delivery or performance of this Agreement and any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, and compliance by Meta4 or Shareholders with any of the provisions hereof or thereof, will not (a) violate or conflict with any provision of the Meta4 Charter Documents, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its respective assets under any Contract to which Meta4 or any of the Shareholders is a party or by which Meta4 or any of the Shareholders is bound or to which any of its respective assets are subject, (c) to the best knowledge of Meta4 and the Shareholders, violate any applicable Regulation or Court Order or (d) impose any Encumbrance on any Meta4 Assets or the Meta4 Business. Except as set forth on Schedule 3.12, no notices to,
                                            -------------
declaration, filing or registration with, approvals or consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by Meta4 or any Shareholders in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

     3.13. Permits.  Schedule 3.13 sets forth a true, complete and correct list
                     -------------
of all Permits held by Meta4, and all of such Permits are in full force and effect. Meta4 has, and at all times has had, all material Permits required (to the best knowledge of Meta4 and the Shareholders) under any applicable Regulation in its operation of the Meta4 Business or in its ownership of the Meta4 Assets, and owns or possesses such Permits free and clear of all Encumbrances. Meta4 is not in default, nor has Meta4 or any Shareholder received any notice of any claim of default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and, except as set forth on Schedule 3.13, will not be adversely affected
                                 -------------
by the completion of the transactions contemplated by this Agreement or the Ancillary Agreements.

    3.14. Financial Statements; Books and Records.

             (a) The Meta4 Financial Statements are complete, are in accordance with the Meta4 Books and Records, fairly present the Meta4 Assets, its Liabilities and financial condition and results of operations indicated thereby. The Meta4 Financial Statements for the seven-months ended July 31, 1998 have been prepared in accordance with GAAP consistently applied throughout the period covered thereby.

     (b) Meta4 maintains a system of internal accounting controls sufficient to provide assurance that (i) transactions are executed with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of Meta4's financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (c) The Meta4 Books and Records accurately and fairly reflect the activities of Meta4 and the Meta4 Business and have been provided to fine.com for its inspection.

     (d) Meta4 has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the normally maintained Meta4 Books and Records.

     (e) The stock records and minute books of Meta4 that are made available to fine.com fully reflect all minutes of meetings, resolutions and other material actions and proceedings of its Shareholders and board of directors and all committees thereof, all issuances, transfers and redemptions of Meta4's capital stock of which Meta4 or the Shareholders are aware and contain true, correct and complete copies of Meta4's Articles of Incorporation and Bylaws and all amendments thereto through the date hereof.

     3.15.  Absence of Certain Changes or Events.  Except as set forth on
Schedule 3.15, since the Meta4 Balance Sheet Date there has not been any:
-------------

     (a)  Meta4 Material Adverse Change;

     (b) failure to operate the Meta4 Business in the ordinary course so as to use its commercially reasonable efforts to preserve the Meta4 Business intact and to preserve the continued services of its Employees and the goodwill of suppliers, customers and others having business relations with Meta4 or its Representatives;

     (c) resignation or termination of any officer or Employee, or any increase in the rate of compensation payable or to become payable to any officer, Employee or Representative of Meta4, including the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such Person, or the addition to, modification of, or contribution to any Employee Plan (as defined below);

     (d) any payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or the Meta4 Assets to, or entering into of any Contract with any Related Party except compensation to Employees at the rates disclosed pursuant to Section 3.18(d);

     (e) sale, assignment, license, transfer or encumbrance of any of the Meta4 Assets tangible or intangible, singly or in the aggregate, other than sales of products and services in the ordinary course of business and consistent with past practice;

     (f) new Contracts, or extensions, modifications, terminations or renewals thereof, except for Contracts entered into, modified or terminated in the ordinary course of business and consistent with past practice;

     (g) actual or threatened termination of any material customer account or group of accounts or actual or threatened material reduction in purchases or royalties payable by any such customer or occurrence of any event that is likely to result in any such termination or reduction;

     (h) notice of any claim of ownership by a third party of Meta4's Proprietary Rights or notice of infringement by Meta4 of any third party's intellectual property rights, or any disposition or lapsing of any of Meta4's Proprietary Rights, in whole or in part, or any disclosure of any trade secret, process or know-how to any Person not an Employee;

     (i) commencement or notice or, to the knowledge of the Meta4 and the Shareholders, threat of commencement of any lawsuit or proceeding against, or investigation of, Meta4;

     (j) change in accounting methods or practices by Meta4;

     (k) revaluation by Meta4 of any of the Meta4 Assets, including writing off notes or accounts receivable other than for which adequate reserves have been established;

     (l) damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the Meta4 Assets, the Meta4 Business or the prospects of Meta4;

     (m) declaration, setting aside or payment of dividends or distributions in respect of any stock of Meta4 or any redemption, purchase or other acquisition of any of Meta4's equity securities;

     (n) issuance or reservation for issuance by Meta4 of, or commitment of it to issue or reserve for issuance, any shares of stock or other equity securities or obligations or securities convertible into or exchangeable for shares of stock or other equity securities;

     (o) increase, decrease or reclassification of Meta4's stock;

     (p) amendment of the Meta4 Charter Documents;

     (q) capital expenditure or execution of any lease or any incurring of liability therefor by Meta4, involving payments in excess of $3,000 in the aggregate;

     (r) failure to pay any material obligation of Meta4 when due;

     (s) cancellation of any indebtedness or waiver of any rights of substantial value to Meta4, except in the ordinary course of business and consistent with past practice;

     (t) indebtedness incurred by Meta4 for borrowed money or any commitment to borrow money entered into by Meta4, or any loans made or agreed to be made by Meta4;

     (u) liability incurred by Meta4 except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

     (v) payment, discharge or satisfaction of any Liabilities of Meta4 other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the Meta4 Financial Statements or incurred in the ordinary course of business and consistent with past practice since the Meta4 Balance Sheet Date;

     (w) acquisition of any equity interest in any other Person; or

     (x) change in pricing or royalties set or charged by Meta4 to its customers or licensees or in pricing or royalties set or charged by persons who have licensed intellectual property to Meta4; or

     (y) negotiation or agreement by the Company, or any officer or employee thereof to do any of the foregoing (other than negotiations with fine.com and its representatives regarding the transactions contemplated by this Agreement).

     3.16. Liabilities. Meta4 has no Liabilities or obligations (absolute, accrued, contingent, matured, unmatured or otherwise) except (a) liabilities which are reflected and properly reserved against in the Meta4 Financial Statements, (b) liabilities incurred in the ordinary course of business and consistent with past practice since the Meta4 Balance Sheet Date and (c) liabilities arising under the Contracts (other than obligations which are required to be reflected on a balance sheet prepared in accordance with GAAP) set forth on Schedule 3.11 or which are not required to be disclosed on such
             -------------
Schedule and which have arisen or been incurred in the ordinary course of business.

     3.17.  Litigation.  Except as set forth on Schedule 3.17, there is no
                                                -------------
action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, investigation or dispute (collectively, "Actions") pending or, to the knowledge of Meta4 or Shareholders, threatened or anticipated
(i) against, relating to or affecting the Shareholders, Meta4, any of the Meta4 Assets or any of its officers and directors as such, (ii) which seek to enjoin or obtain damages in respect of the transactions contemplated hereby or by the Ancillary Agreements or (iii) with respect to which there is a reasonable likelihood of a determination which would prevent Meta4 or the Shareholders from consummating the transactions contemplated hereby. None of the Actions, if adversely determined against Shareholders, Meta4, its directors or officers, or any other Person could reasonably be expected to result in a loss to Meta4, individually or in the aggregate, in excess of $5,000. To the knowledge of Meta4 or Shareholders, there is no basis for any Action, which if adversely determined against Shareholders, Meta4, its directors or officers, or any other Person could reasonably be expected to result in a loss to Shareholders or Meta4, individually or in the aggregate, in excess of $5,000. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting Shareholders, Meta4, the Meta4 Business or any of the Meta4 Assets. There are no Court Orders or agreements with, or liens by, any governmental authority relating to any Environmental Laws which regulate, obligate, bind or in any way affect Shareholders or Meta4, the Meta4 Business or any of the Meta4 Assets. Schedule
                                                                       --------
3.17 contains a complete and accurate description of all Actions since December
----
31, 1995 to which Meta4 has been a party or which relate to any of the Meta4 Assets or Meta4's officers or directors as such, or any such Actions which were settled prior to the institution of formal proceedings, other than Actions brought by Meta4 for collection of monies owed in the ordinary course of business.

     3.18.  Employees; Labor Matters.

     (a) Meta4 is not a party to any labor agreement with respect to its Employees with any labor organization, group or association and has not experienced any attempt by organized labor or its representatives to make Meta4 conform to demands of organized labor relating to its Employees or to enter into a binding agreement with organized labor that would cover the Employees of Meta4. There is no unfair labor practice charge or complaint against Meta4 pending before the National Labor Relations Board or any other governmental agency arising out of Meta4's activities, and none of Meta4 or Shareholders has any knowledge of any facts or information which would give rise thereto; there is no labor strike or labor disturbance pending or threatened against Meta4 nor is any grievance currently being asserted against it; and Meta4 has not experienced a work stoppage or other labor difficulty. There are no material controversies pending or, to the knowledge of Meta4 or Shareholders, threatened between Meta4 and any of its Employees, and none of Meta4 or Shareholders is aware of any facts which could reasonably result in any such controversy.

     (b) Meta4 is in material compliance with all applicable Regulations respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security, unemployment, worker's compensation and similar taxes, and is not engaged in any unfair labor practice. Meta4 is not liable for any claims for past due wages or any penalties for failure to comply with any of the foregoing.

     (c) Meta4 has not entered into any severance or similar arrangement in respect of any present or former Employee that will result in any obligation (absolute or contingent) of fine.com or Meta4 to make any payment to any present or former Employee following termination of employment or upon consummation of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or vesting of any other rights of any Person to benefits under any Employee Plans (as defined below).

     (d) Schedule 3.18 set forth a list of the names of all present Employees
         -------------
and their current salary or hourly wages and other compensation payable by Meta4.

     3.19.  Employee Benefit Plans.

     (a) Definitions.  The following terms, when used in this Section 3.18,
         -----------
shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

     (i) "Benefit Arrangement" means any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by Meta4 or any ERISA Affiliate or under which Meta4 or any ERISA Affiliate may incur any liability, and (C) covers any employee or former employee of Meta4 or any ERISA Affiliate (with respect to their relationship with such entities).

     (ii) "Employee Plans" means all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

     (iii) "ERISA Affiliate" means any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with Meta4 as defined in Section 414(b) or (c) of the Code.

     (iv) "Multiemployer Plan" means any "multiemployer plan," as defined in
Section 4001(a)(3) of ERISA, (A) which Meta4 or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which Meta4 or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of Meta4 or any ERISA Affiliate (with respect to their relationship with such entities).

     (v) "PBGC" means the Pension Benefit Guaranty Corporation.

     (vi) "Pension Plan" means any "employee pension benefit plan" as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which Meta4 or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which Meta4 or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of Meta4 or any ERISA Affiliate (with respect to their relationship with such entities).

     (vii) "Subsidiary" means (A) any corporation in an unbroken chain of corporations beginning with Meta4, if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (B) any partnership in which Meta4 is a general partner; or (C) any partnership in which Meta4 possesses a 50% or greater interest in the total capital or total income of such partnership.

     (viii) "Welfare Plan" means any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, (A) which Meta4 or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which Meta4 or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of either of the Companies or any ERISA Affiliate (with respect to their relationship with such entities).

     (b) Disclosure; Delivery of Copies of Relevant Documents and Other
         --------------------------------------------------------------
Information. Schedule 3.19 contains a complete list of Employee Plans which
-----------  -------------
cover or have covered employees of Meta4 or a Subsidiary (with respect to their relationship with such entities). True and complete copies of each of the following documents have been delivered by Meta4: (i) each Welfare Plan and Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, all material written interpretations thereof and material written descriptions thereof currently in effect which have been distributed to the employees of Meta4 or its Subsidiaries and all annuity contracts or other funding instruments currently in effect, (ii) each Benefit Arrangement including material written interpretations thereof and material written descriptions thereof currently in effect which have been distributed to Meta4's employees (including descriptions of the number and level of employees covered thereby) and a complete description of any such Benefit Arrangement which is not in writing, (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan, (iv) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan, and (v) a description setting forth the amount of any liability of Meta4 as of the Closing Date for payments more than 30 days past due with respect to each Welfare Plan.

     (c)  Representations.
          ---------------

     (i) Pension Plans.  No Pension Plan is subject to the minimum funding
         -------------
requirements of ERISA or the Code.

     (ii) Multiemployer Plans.  Neither Meta4 nor any ERISA Affiliate
          -------------------
contributes to, or within the past six years has been obligated to, contribute to any Multiemployer Plan.

     (iii)  Welfare Plans.  None of Meta4, any ERISA Affiliate or any Welfare
            -------------
Plan has any present or future obligation to make any payment to or with respect to any present or former employee of Meta4 or any ERISA Affiliate pursuant to any retiree medical benefit plan, or other retiree Welfare Plan other than as may be required by COBRA or other applicable laws, and no condition exists which would prevent Meta4 from amending or terminating any such benefit plan or Welfare Plan.

     (iv) Compliance with Law.  Each Pension Plan and each related trust
          -------------------
agreement, annuity contract or other funding instrument is qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a) and has been so qualified during the period from its adoption to date. Each Welfare Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance with provisions of
Part 6 of Title I of ERISA and Sections 162(k) and 4980B of the Code at all times.

     (v) Benefit Arrangements.  Each Benefit Arrangement which covers or has
         --------------------
covered employees or former employees of Meta4 or a Subsidiary (with respect to their relationship with such entities) has been maintained in compliance with its terms and with the requirements prescribed by any and all Regulations which are applicable to such Benefit Arrangement, including the Code. Except as set forth in Schedule 3.19, and except as provided by law, the employment of all
         -------------
persons presently employed or retained by Meta4 or a Subsidiary is terminable at will, at any time and without advance notice.

     (vi) Unrelated Business Taxable Income.  No Employee Plan (or trust or
          ---------------------------------
other funding vehicle pursuant thereto) is subject to any Tax under Code Section 511.

     (vii)  Deductibility of Payments.  There is no Contract covering any
            -------------------------
employee or former employee of Meta4 or a Subsidiary (with respect to their relationship with such entities) that, individually or collectively, the Internal Revenue Service ("IRS") has asserted providing for the payment by Meta4 of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

     (viii)  Fiduciary Duties and Prohibited Transactions.  Neither Meta4 nor
             --------------------------------------------
any plan fiduciary of any Welfare Plan or Pension Plan which covers or has covered employees or former employees of Meta4 or any ERISA Affiliate, has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or
(d) of the Code.

     (ix) No Amendments.  Neither Meta4 nor any ERISA Affiliate has any
          -------------
announced plan or legally binding commitment to create any additional Employee Plans or to amend or modify any existing Employee Plan.

     (x) Certain Contracts.  None of the Employee Plans holds any interest in
         -----------------
any annuity contract, guaranteed investment contract or any other investment contract which is issued by an insurance company which is the subject of bankruptcy, receivership or conservatorship proceedings.

     (xi) No Acceleration of Rights or Benefits.  Neither the execution and
          -------------------------------------
delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any person to benefits under any of the Employee Plans, including but not limited to the acceleration of the exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the creation of rights under any severance, parachute or change of central agreement.

     (xii)  No Post-Employment Obligations.  No Employee Plan provides, or has
            ------------------------------
any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and Meta4 has not represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

     (xiii)  No Other Material Liability.  No event has occurred in connection
             ---------------------------
with which Meta4 or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability (i) under any Regulation or governmental order relating to any Employee Plans or (ii) pursuant to any obligation of Meta4 or any Subsidiary to indemnify any Person against liability incurred under, any such Regulation or order as they relate to the Employee Plans.

     3.20. Transactions with Related Parties. Except for employment agreements and other compensation arrangements disclosed on Schedule 3.20, to the knowledge
                                                 -------------
of Meta4 or Shareholders, no Related Party has (a) borrowed or loaned money or other property to Meta4 which has not been repaid or returned, (b) any contractual or other claims, express or implied, of any kind whatsoever against Meta4 or (c) has any interest in any property used by Meta4.

     3.21. Compliance with Law. To the knowledge of Meta4 and Shareholders, Meta4 has conducted the Meta4 Business in material compliance with all applicable Regulations and Court Orders. Neither Meta4 nor Shareholders has received any notice to the effect that, or has otherwise been advised that, Meta4 is not in compliance with any such Regulations or Court Orders, and none of Meta4 or Shareholders has any reason to anticipate that any existing circumstances are likely to result in any material violation of any of the foregoing.

     3.22.  Intellectual Property.

     (a) General.  Schedule 3.22 sets forth with respect to Meta4's Proprietary
         -------   -------------
Rights: (i) for each patent and patent application, including petty patents and utility models and applications therefor, as applicable, the number, normal expiration date, title and priority information for each country in which such patent has been issued, or, the application number, date of filing, title and priority information for each country, (ii) for each trademark, tradename or service mark, whether or not registered, the date first used, the application serial number or registration number, the class of goods covered, the nature of the goods or services, the countries in which the names or mark is used and the expiration date for each country in which a trademark has been registered, (iii) for each copyright for which registration has been sought, whether or not registered, the date of creation and first publication of the work, the number and date of registration for each country in which a copyright application has been registered, (iv) for each mask work, whether or not registered, the date of first commercial exploitation and if registered, the registration number and date of registration and (v) all such Proprietary Rights in the form of licenses. True and correct copies of all Proprietary Rights (including all pending applications and application related documents and materials) owned, controlled or used by or on behalf of Meta4 or in which Meta4 has any interest whatsoever have been provided or made available to fine.com.

     (b) Adequacy.  Meta4's Proprietary Rights are all those necessary to the
         --------
conduct of the Meta4 Business as it currently is conducted and as presently contemplated, including, without limitation, the design, development, manufacture and sale of all products currently manufactured or sold by Meta4 or under development by Meta4 and the performance of all services provided or contemplated to be provided by Meta4.

     (c) Royalties and Licenses.  Except as set forth in Schedule 3.22, Meta4
         ----------------------                          -------------
has no obligation to compensate any Person for the use of any of its Proprietary Rights nor has Meta4 granted to any Person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

     (d) Ownership.  Meta4 owns or has a valid right to use its Proprietary
         ---------
Rights, and such Proprietary Rights will not cease to be valid rights of Meta4 by reason of the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

     (e) Absence of Claims.  None of Meta4 or any Shareholders has received any
         -----------------
notice of (i) alleged invalidity with respect to any of Meta4's Proprietary Rights or (ii) alleged infringement of any rights of others due to any activity by Meta4 or by operation of the Meta4 Business. To the knowledge of Meta4 or any Shareholders, Meta4's use of its Proprietary Rights in its past, current and planned products do not and would not infringe upon or otherwise violate the valid rights of any third party anywhere in the world. No other Person (A) has notified Meta4 or Shareholders that it is claiming any ownership of or right to use any of Meta4's Proprietary Rights or (B) to the knowledge of Meta4 or Shareholders, is infringing upon any such Proprietary Rights in any way.

     (f) Protection of Proprietary Rights.  All of the pending applications for
         --------------------------------
Meta4's Proprietary Rights have been duly filed and all other actions to protect such Proprietary Rights have been taken. Meta4 has taken reasonable steps necessary or appropriate (including, entering into appropriate confidentiality and nondisclosure agreements with officers, directors, subcontractors, Employees, licensees and customers in connection with the Meta4 Assets or the Meta4 Business) to safeguard and maintain the secrecy and confidentiality of, and the proprietary rights in, Meta4's Proprietary Rights material to the Meta4 Business. Except as set forth on Schedule 3.22, Meta4 has, and enforces a
                                  -------------
policy requiring each employee and contractor to execute proprietary information and confidentiality agreements substantially in Meta4's standard forms and all current and former employees and contractors of Meta4 have executed such an agreement, true and complete copies of which have been provided to fine.com.

     (g) Operation of Business.  The operation of the Meta4 Business as it
         ---------------------
currently is conducted, including its design, development, manufacture and sale of its products (including with respect to products currently under development) and provision of services, to the knowledge of Meta4 and the Shareholders, does not infringe or misappropriate the intellectual property of any other person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition.

     (h) Operation of Business.  The operation of the Meta4 Business as it
         ---------------------
currently is conducted, including its design, development, manufacture and sale of its products (including with respect to products currently under development) and provision of services, to the knowledge of Meta4 and the Shareholders, does not infringe or misappropriate the intellectual property of any other person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition. In addition, no (i) product, service or publication of Meta4, (ii) material published or distributed by Meta4 or (iii) conduct or statement of Meta4, constitutes obscene material, a defamatory statement or material, or violates any rights, including rights of publicity or privacy, of any person.

     3.23.  Tax Matters.

     (a) Filing of Tax Returns. Meta4 has timely filed with the appropriate
         ---------------------
taxing authorities all Tax Returns in respect of Taxes required to be filed. The Tax Returns filed are complete and accurate in all material respects. Except as specified in Schedule 3.23, Meta4 has not requested any extension of
                       -------------
time within which to file Tax Returns in respect of any Taxes. Meta4 has delivered to fine.com complete and accurate copies of its respective federal, state and local Tax Returns for the past three years.

     (b) Payment of Taxes.  All Taxes due from Meta4, or for which it could be
         ----------------
liable, in respect of periods beginning before the Closing Date have been timely paid or an adequate reserve has been established therefor, as set forth in
Schedule 3.23 or the Meta4 Financial Statements, and Meta4 has no material
-------------
Liability for Taxes in excess of the amounts so paid or reserves so established. All Taxes that Meta4 is required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the appropriate governmental authorities to the extent due and payable.

     (c) Audits, Investigations or Claims.  No deficiencies for Taxes of Meta4
         --------------------------------
have been claimed, proposed or assessed by any taxing or other governmental authority. There are no pending or, to the knowledge of Meta4, threatened audits, assessments or other Actions for or relating to any Liability in respect of Taxes of Meta4, and there are no matters under discussion with any governmental authorities, or known to Meta4, with respect to Taxes that are likely to result in an additional Liability for Taxes. Audits of federal, state and local Tax Returns by the relevant taxing authorities have been completed for the periods set forth on
Schedule 3.23 and, except as set forth in such Schedule, Meta4 has
-------------
not been notified that any taxing authority intends to audit a Tax Return for any other period. No extension of a statute of limitations relating to Taxes is in effect with respect to Meta4.

     (d) Lien.  There are no Encumbrances for Taxes (other than for current
         ----
Taxes not yet due and payable) on any of the Meta4 Assets.

     (e) Tax Elections.  All elections with respect to Taxes affecting Meta4 or
         -------------
its assets as of the date hereof are set forth on Meta4' latest Tax Returns or on Schedule 3.23. Meta4 (i) has not made nor will make a deemed dividend
   -------------
election under Reg. (S) 1.1502-32(f)(2) or a consent dividend election under
Section 565 of the Code; (ii) has not consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any Meta4 Assets; (iii) has not agreed, nor is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iv) has not made an election, nor is required, to treat any asset of Meta4 as owned by another Person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; and
(v) has not made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local Tax provision.

     (f) Prior Affiliated Groups.  Meta4 has never been a member of an
         -----------------------
affiliated group of corporations within the meaning of Section 1504 of the Code.

     (g) Tax Sharing Agreements.  There are no Tax-sharing agreements or similar
         ----------------------
arrangements (including indemnity arrangements) with respect to or involving Meta4, and, after the Closing Date, Meta4 shall not be bound by any such Tax-sharing agreements or similar arrangements (entered into prior to the Closing) or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

     (h) Partnerships.  Meta4 does not have an interest in and is not subject to
         ------------
any joint venture, partnership, or other arrangement or contract which is treated as a partnership for federal income tax purposes. Meta4 is not a successor to any other Person by way of merger, reorganization or similar transaction.

     (i) Foreign Person.  For purposes of withholding under Section 1445 of the
         --------------
Code, Meta4 is not a "foreign person" as defined in Section 1445(f)(3) of the Code.

     (j) U.S. Real Property Holding Corporation.  Meta4 is not and has never
         --------------------------------------
been a United States real property holding corporation as defined in Section 897(c)(2) of the Code.

     (k) No Withholding.  The transaction contemplated herein is not subject to
         --------------
the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

     3.24.  Insurance.  Schedule 3.24 contains a complete and accurate list of
                        -------------
all policies or binders of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided and any pending claims thereunder) of which Meta4 is the owner, insured or beneficiary. All of such policies are sufficient for (i) compliance with all Regulations and all of the Contracts, (ii) covering all reasonably foreseeable damage to and liabilities or contingencies relating to Meta4's conduct of the Meta4 Business and (iii) providing replacement cost insurance coverage for all of the Meta4 Assets, Fixtures and Equipment and all leasehold improvements. Meta4 is not in default under any of such policies or binders, and it has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no facts known to Meta4 or any Shareholders upon which an insurer might be justified in reducing or denying coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect by Meta4 through the Closing Date.

     3.25. Accounts Receivable. The accounts and notes receivable reflected in the Meta4 Balance Sheet, and all accounts or notes receivable arising since the Meta4 Balance Sheet Date, represent bona fide claims against debtors for sales, services performed or other charges arising on or before the date of recording thereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements. Except as set forth on Schedule 3.25, all Accounts Receivable of Meta4 arose in the ordinary
   -------------
course of business and are carried at values determined in accordance with GAAP consistently applied. No Person has any lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable. To the knowledge of Meta4 or Shareholders, all such receivables are fully collectible in the ordinary course of business except to the extent of an amount not in excess of the reserve for doubtful accounts reflected on the Meta4 Balance Sheet and additions to such reserves as reflected on the Meta4 Books and Records.

     3.26. Inventory. The value at which the Inventory is shown on the Meta4 Balance Sheet has been determined in accordance with the normal valuation policy of Meta4, consistently applied and in accordance with GAAP. The Inventory (and the specific items acquired or manufactured subsequent to the Meta4 Balance Sheet Date) consists only of items of quality and quantity commercially usable and salable in the ordinary course of business, except for any items of obsolete material or material below standard quality, all of which have been written down to realizable market value, or for which adequate reserves have been provided, and the present quantity of all Inventory is reasonable in the present circumstances of the Meta4 Business. Schedule 3.26 contains a complete and
                                      -------------
accurate list of all Inventory as of the Meta4 Balance Sheet Date and the addresses at which the Inventory is located.

     3.27.  Work-in-Progress; Outstanding Projects.  Schedule 3.27 accurately
                                                     -------------
reflects the status of Meta4's work-in-progress as of July 20, 1998. There are no claims against Meta4 in excess of an aggregate of $5,000 in connection with any services performed or to be performed by Meta4. No outstanding service contract or commitment by Meta4 presently is in excess of the normal, ordinary and usual requirements of the Meta4 Business or contains terms and conditions more onerous than those usual and customary in Meta4's business. To the knowledge of Meta4 or Shareholders, there is no outstanding bid, proposal, contract or unfilled order of Meta4 which will or would, if accepted, result in a net loss to Meta4.

     3.28.  Customers and Suppliers.  Schedule 3.28 sets forth a complete and
                                      -------------
accurate list of the names and addresses of (i) the ten customers who purchased from Meta4 the greatest dollar volume of services during its last fiscal year and last fiscal quarter, showing the approximate total sales in dollars to each such customer during such fiscal year and quarter; and (ii) vendors or suppliers with sales to Meta4 greater than $3,000 during the last fiscal year and $750 during the last fiscal quarter, showing the approximate total purchases in dollars by Meta4 from each such vendor or supplier during such fiscal year. Since the Meta4 Balance Sheet Date, there has been no Meta4 Material Adverse Change in the business relationship of Meta4 with any customer or supplier named on Schedule 3.28. Meta4 has not received any written communication from any
   -------------
customer or supplier named on Schedule 3.28 of any intention to return,
                              -------------
terminate or materially reduce purchases from or supplies to Meta4.

     3.29.  Environmental Matters.  Except as set forth in Schedule 3.29 (i) to
                                                           -------------
the best knowledge of Meta4 and the Shareholders, there is and has been no Handling of Substances at, on, or from any Operating Site in violation of any Environmental Law; (ii) to the best knowledge of Meta4 and the Shareholders, there is and has been no presence of Substances on, in or under any Operating Site regardless of how the Substance or Substances came to rest there; (iii) to the best knowledge of Meta4 and the Shareholders, no underground tanks, PCBs or asbestos-containing materials are or have been located on, in or under any Operating Site; (iv) none of Meta4 or Shareholders has notice of any assertion by any governmental or regulatory agency or other Person that any of them or a predecessor business or landowner may be a potentially responsible party in connection with any Operating Site, including any Substance disposal site, and none of Meta4 or Shareholders has knowledge of any pending or threatened claims or any reasonable basis for a claim by any Person against Meta4 or Shareholders under any Environmental Law; (v) no Encumbrances have been, or are, imposed on any of the Meta4 Assets under any Environmental Law; and (vi) Meta4 has obtained all Permits and has made all reports and notifications required, to the best knowledge of Meta4 and the Shareholders, under any Environmental Law in connection with the Meta4 Assets, and is in compliance with all applicable Environmental Laws; provided, however, that the representations and warranties in this Section regarding acts or omissions by parties other than Meta4 and Shareholders are made to the knowledge of Meta4 or Shareholders. Schedule 3.29
                                                                  -------------
hereto also contains a list and brief description of all filings by Meta4 or Shareholders with, notices to Meta4 or Shareholders from, and related reports to any governmental authority administering an Environmental Law, within three years prior to the date hereof, including without limitation, filings made, corrective action taken, or citations and notices of violations received by Meta4 or Shareholders with respect to any Operating Site.

     3.30. Brokers. Except for an agreement with Fidcol Corporate Services, Inc. ("Fidcol"), none of Meta4 or Shareholders has entered into and will not enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of fine.com, Meta4 or the Shareholders to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby. The Shareholders jointly and severally agree to indemnify and to hold harmless fine.com and the Surviving Corporation from any liability for any commission or compensation in the nature of a finder's fee or broker's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Shareholders, Meta4 or any of its officers, employees, or representatives is responsible, other than up to $100,000 payable to Fidcol to be assumed by Newco pursuant to the Merger.

     3.31. No Other Agreements to Sell Meta4 or the Meta4 Assets. None of Meta4 or Shareholders has any legal obligation, absolute or contingent, to any other Person to sell the Meta4 Assets (other than Inventory in the ordinary course of business) or to sell any capital stock of Meta4 or to effect any merger, consolidation or other reorganization of Meta4 or to enter into any agreement with respect thereto, except pursuant to this Agreement.

     3.32. Information About fine.com. The Shareholders acknowledge that (a) they have received or have had access copies of all reports filed by fine.com with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, (b) all other books, records and documents of fine.com relating to this Merger have been and remain available for inspection by the Shareholders upon reasonable notice, (c) all requests for documents and other information about fine.com have been answered to the Shareholders' satisfaction.

     3.33. Information About Meta4; Business Plan. Meta4 and the Shareholders have delivered or made available true and complete copies of each document (or summaries of same) that has been requested by fine.com or its counsel. In addition, Meta4 has provided to fine.com a current business plan for Meta4's planned operations during the twelve months following the Closing Date which includes, without limitation, a description of Meta4's capital requirements, staffing needs, and a pro forma income statement. Meta4 and the Shareholders do not represent that the future results of operations of its business will equal or exceed those set forth in such business plan, but Meta4 and the Shareholders do represent that the business plan was developed in good faith and upon a reasonable basis.

     3.34. Material Misstatements Or Omissions. No representations or warranties by Meta4 or Shareholders in this Agreement or any Ancillary Agreement to which it is a party or in any document, written information, exhibit, statement, certificate or schedule heretofore or hereinafter furnished by Meta4 or such Shareholders or any of its Representatives to fine.com pursuant hereto, or in connection with the transactions contemplated by this Agreement or by such Ancillary Agreements contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                  ARTICLE  4.

              REPRESENTATIONS AND WARRANTIES OF FINE.COM AND NEWCO

     Each of fine.com and Newco represents and warrants to Meta4 and the Shareholders as follows, which representations and warranties are (as of the date hereof), and will be (as of the Closing Date), true and correct:

     4.1. Organization of fine.com and Newco. Each of fine.com and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and each has full corporate power and authority to conduct its Business as it is presently being conducted and to own or lease, as applicable, its Assets. Each of fine.com and Newco is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its Business or the ownership of its properties and where the failure to be so qualified would have a Material Adverse Effect. Each jurisdiction in which fine.com and Newco is qualified to do business as a foreign corporation is set forth in Schedule 4.1. Copies of the Articles of Incorporation and Bylaws,
             --------
each as amended, of fine.com and Newco (collectively, the "fine.com Charter Documents") have been made available to Meta4. Neither fine.com nor Newco is in violation with any fine.com Charter Document.

     4.2.  Capitalization of fine.com.

     (a) There are 10,000,000 shares of fine.com Common Stock authorized under its Articles of Incorporation, 2,415,935 shares of which are issued and outstanding. fine.com has no other capital stock authorized, issued or outstanding.

     (b) There are 290,515 shares of fine.com Common Stock reserved for issuance upon the exercise of stock options granted or available for grant under its stock option plans (the "fine.com Option Pool").

     (c) There are issued and outstanding warrants to purchase up to 110,000 shares of fine.com Common Stock (the "fine.com Warrants").

     (d) Except for options subject to the fine.com Option Pool and the fine.com Warrants listed above, there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of fine.com. Except as set forth above, no shares of capital stock of fine.com are reserved for issuance.

     (e) All outstanding shares of fine.com Common Stock and any shares of fine.com Common Stock issuable upon exercise of any fine.com Option or any fine.com Warrant will be validly issued, fully paid and non-assessable and not subject to any preemptive rights created by statute, fine.com's Charter Documents or any Contract. The fine.com Options, the fine.com Warrants and the fine.com Securities have been or will be issued in compliance with all federal and state corporate and securities laws.

     (f) Upon consummation of the Merger and issuance of the Merger Shares in accordance with this Agreement and upon surrender and cancellation of the Certificates for shares of Meta4 Common Stock, the Merger Shares will be duly authorized, validly issued, fully paid and non-assessable.

     4.3. Authorization. Each of fine.com and Newco has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and has taken all action necessary to consummate the transactions contemplated hereby and thereby and to perform its respective obligations hereunder and thereunder. This Agreement has been duly executed and delivered by fine.com and Newco, and this Agreement is, and upon execution and delivery each of the Ancillary Agreements to which fine.com or Newco is a party such agreements will be, legal, valid and binding obligations of fine.com and Newco, respectively, enforceable against them in accordance with its terms, except that enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors.

     4.4. No Conflict or Violation; Consents. None of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by fine.com or Newco with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the fine.com Charter Documents to the extent applicable,
(b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its assets under, any Contract or other arrangement to which fine.com or Newco is a party or by which fine.com or Newco is bound or to which any of their assets are subject, (c) violate any applicable Regulation or Court Order or (d) impose any Encumbrance on any fine.com Assets or the fine.com Business. Except as set forth on

Schedule 4.4, no notices to, declaration, filing or registration with, approvals
------------
or consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by fine.com in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

     4.5. Financial Statements. The fine.com Financial Statements are complete, are in accordance with the fine.com Books and Records, fairly present the fine.com Assets, its Liabilities and financial condition and results of operations indicated thereby in accordance with GAAP consistently applied throughout the periods covered thereby.

     4.6. Liabilities. Neither fine.com nor Newco has any Liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities which are reflected and properly reserved against in the fine.com Financial Statements, (ii) liabilities incurred in the ordinary course of business and consistent with past practice since the fine.com Balance Sheet Date, and (iii) liabilities arising under the Contracts (other than obligations which are required to be reflected on a balance sheet prepared in accordance with GAAP) which have arisen or been incurred in the ordinary course of business.

     4.7.  Litigation.  Except as set forth on Schedule 4.7, there is no action,
                                               ------------
order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, investigation or dispute (collectively, "Actions") pending or, to the knowledge of fine.com or Newco, threatened or anticipated (i) against, relating to or affecting fine.com or Newco, any of the fine.com Assets or any of their respective officers and directors as such, (ii) which seek to enjoin or obtain damages in respect of the transactions contemplated hereby or by the Ancillary Agreements or (iii) with respect to which there is a reasonable likelihood of a determination which would prevent fine.com or Newco from consummating the transactions contemplated hereby. To the knowledge of fine.com and Newco, there is no basis for any Action, which if adversely determined against fine.com or Newco, their respective directors or officers, or any other Person could reasonably be expected to result in a loss to fine.com , individually or in the aggregate, in excess of $5,000. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting fine.com or Newco, the fine.com Business or any of the fine.com Assets. There are no Court Orders or agreements with, or liens by, any governmental authority relating to any Environmental Laws which regulate, obligate, bind or in any way affect fine.com or Newco, the fine.com Business or any of the fine.com Assets.

     4.8. Brokers. Other than the agreement among Meta4, the Shareholders and Fidcol, there are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation arising out of or due to any act of fine.com in connection with the transactions contemplated by this Agreement.

     4.9. Material Misstatements Or Omissions. No representations or warranties by fine.com or Newco in this Agreement or any Ancillary Agreement to which it is a party or in any document, written information, exhibit, statement, certificate or schedule heretofore or hereinafter furnished by fine.com, Newco or any of their respective Representatives to Meta4 or Shareholders pursuant hereto, or in connection with the transactions contemplated by this Agreement or by such Ancillary Agreements contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                  ARTICLE  5.

             ACTIONS BY META4, THE SHAREHOLDERS, NEWCO AND FINE.COM
                              PRIOR TO THE CLOSING

     Meta4, the Shareholders, Newco and fine.com covenant as follows for the period from the date hereof through the Closing Date:

     5.1. Conduct of Meta4 Business. From the date hereof through the Closing, Meta4 and the Shareholders shall, except as contemplated by this Agreement, or as consented to by fine.com in writing, which consent shall not be unreasonably withheld, (i) operate the Meta4 Business in the ordinary course of business and in accordance with past practice, (ii) keep available to it and to fine.com and Newco the present services of the employees of Meta4, and (iii) preserve for itself and for fine.com and Newco the goodwill of the customers and suppliers of Meta4 and others with whom business relationships exist, and Meta4 shall not take any action inconsistent with this Agreement, the Ancillary Agreements or the consummation of the Closing. In addition, without limiting the generality of the foregoing, Meta4 shall not and the Shareholders shall cause Meta4 not to, except as specifically contemplated by this Agreement or as consented to by fine.com in writing:

     (a) make any amendment or change to any of the Meta4 Charter Documents;

     (b) change the number of shares of its authorized or issued capital stock or issue, grant or amend any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Meta4, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend or other distributions (whether in cash, stock or property or any combination thereof) in respect of the capital stock of Meta4, or redeem or otherwise acquire any shares of such capital stock;

     (c) incur any indebtedness for borrowed money, or assume, guarantee, endorse (other than endorsements for deposit or collection in the ordinary course of business), or otherwise become responsible for obligations of any other Person;

     (d) issue or commit to issue any shares of its capital stock or any other securities or any securities convertible into shares of its capital stock or any other securities, including, without limitation, any options to acquire capital stock;

     (e) mortgage, pledge or otherwise encumber any Meta4 Assets or sell, transfer, license or otherwise dispose of any Meta4 Assets except for the licensing of Meta4's products and services in the ordinary course of business and consistent with past practice;

     (f) cancel, release or assign any indebtedness owed to it or any claims or rights held by it, except in the ordinary course of business and consistent with past practice;

     (g) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

     (h) terminate any material Contract or make any change in any material Contract;

     (i) (i) enter into or modify any employment Contract, (ii) pay or agree to pay any compensation to or for any Employee, officer or director other than in the ordinary course of business and consistent with past practice, (iii) pay or agree to pay any bonus, incentive compensation, service award or other like benefit or (iv) enter into or modify any other Employee Plan;

     (j) enter into or modify any Contract with a Related Party;

     (k) make any change in any method of accounting or accounting practice;

     (l) fail to pursue the development and introduction of new products and technology advances in connection with the Meta4 Business on a basis consistent with past practice;

     (m) fail to comply with all Regulations applicable to the Meta4 Assets and the Meta4 Business consistent with past practices;

     (n) fail to use its commercially reasonable efforts to (i) maintain the Meta4 business, (ii) retain the Employees so that such Employees will remain available to fine.com or Newco on and after the Closing Date, (iii) maintain existing relationships with suppliers and customers and others having business dealings with Meta4, (iv) maintain and preserve a positive working relationship between Meta4 and the customers identified on Schedule 3.28 and (v) otherwise to
                                              -------------
preserve the goodwill of the Meta4 Business so that such relationships and goodwill will be preserved on and after the Closing Date;

     (o) knowingly take any action which would prevent the Merger from being treated as a pooling of interests for accounting purposes or which could materially delay consummation of the Merger.

     (p) do any other act which would cause any representation or warranty of Meta4 or Shareholders in this Agreement to be or become untrue in any material respect or that is not in the ordinary course of business consistent with past practice.

     5.2. Investigation by Meta4 and fine.com. Subject to the Confidentiality Agreement, from the date hereof through the Closing Date, Meta4 shall, and shall cause Meta4's officers, Employees and Representatives to, and fine.com shall, and shall cause fine.com's officers, Employees and Representatives to, afford the Representatives of the other party and its affiliates access upon reasonable notice and at all reasonable times to its Business for the purpose of inspecting the same, and to its officers, Employees and Representatives, properties, Books and Records, Contracts and other Assets, and shall furnish the other party and its Representatives, upon reasonable notice and in a timely manner, all financial, operating and other data and information (including with respect to Proprietary Rights) as the other party or its affiliates, through their respective Representatives, may reasonably request.

     5.3. Notification of Certain Matters. Each party shall give prompt notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of either party contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that such disclosure shall not be deemed to
              --------  -------
cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Meta4 and Shareholders shall promptly notify fine.com, and fine.com shall promptly notify Meta4, of any Default, the threat or commencement of any Action, or any development that occurs before the Closing that could reasonably be expected to result in a Meta4 Material Adverse Effect or fine.com Material Adverse Effect, as the case may be.

     5.4. No Mergers, Consolidations, Sale of Stock, Etc. Meta4 and the Shareholders will not, directly or indirectly, solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to (i) the sale or exchange of Meta4's capital stock, (ii) the merger of Meta4 with, or the direct or indirect disposition of a significant amount of the Meta4 Assets or the Meta4 Business to, any Person other than fine.com or its Affiliates, (iii) the licensing of Meta4's Proprietary Rights to any Person other than in the ordinary course of business consistent with past practice or
(iv) provide any assistance or any information to or otherwise cooperate with any Person in connection with any such inquiry, proposal or transaction.

     5.5. Revocation of Subchapter S Status. During the period from the date of this Agreement to the Effective Time, Meta4 and the Shareholders agree that, if requested by fine.com, each Shareholder shall consent in writing, in form and substance reasonably acceptable to fine.com, to the revocation of the Company's Subchapter S status and Meta4 shall file a statement that Meta4 revokes its Subchapter S election (made pursuant to Code section 1362(a)) with the Internal Revenue Service and applicable state authorities.

     5.6.  Regulatory Matters.

     (a) The parties hereto will cooperate with each other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, without limitation, those that may be required from the SEC, Nasdaq, any state securities commission or the holders of capital stock. Meta4 and fine.com shall each have the right to review reasonably in advance all information relating to Meta4 or fine.com, as the case may be, together with any other information reasonably requested, which appears in any filing made with or written materials submitted to any governmental body in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

     (b) fine.com shall take any action required to be taken under applicable state securities and blue sky laws in connection with the issuance of shares of fine.com Common Stock in the Merger and as contemplated by this Agreement. The Shareholders represent and warrant to fine.com that the state of their respective residences are as set forth on the signature page hereto.

     (c) fine.com, on the one hand, and Meta4 and the Shareholders, on the other hand, shall furnish each other with all reasonable information concerning themselves, their directors, officers, shareholders and affiliates and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of fine.com or Meta4 to any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement or the Ancillary Agreements.

     5.7. Public Announcements. The parties will cooperate and consult with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby. Neither party will make any such public announcement without the consent of the other party; provided, however, that notwithstanding the foregoing, fine.com shall have the right to make any press release or other disclosures of this Agreement and the transactions contemplated hereunder as it or its legal counsel may determine or reasonably believe to be required by law.

     5.8. Failure to Fulfill Conditions. In the event that fine.com or Meta4 determines that a condition to its respective obligation to consummate the transactions contemplated hereby cannot be, or is not likely to be, fulfilled on or prior to Closing, and that it will not waive that condition, it will promptly notify the other party.

     5.9. Assignment of Contract Rights. Meta4 shall obtain any consents, waivers or revisions necessary to allow fine.com to accede to all of Meta4's Contract Rights under any existing real property leases and shall use its reasonable efforts to allow fine.com to accede to all of Meta4's Contract Rights under all material personal property leases, licenses and other contracts that fine.com wishes to have continue in effect after the Effective Time, without incurring substantial costs in connection therewith. fine.com will offer its reasonable cooperation with Meta4 in obtaining such consents, waivers and revisions, it being understood that the obligation to obtain such consents, waivers and revisions shall nevertheless be the obligation of Meta4.

     5.10.  Employees of Meta4.

     (a) Except as otherwise provided herein, it is intended that all employees of Meta4 as of the Effective Time will continue as at will employees of the Surviving Corporation after the Effective Time.

     (b) All employees of Meta4 who continue as employees of the Surviving Corporation shall receive service credit for employment with Meta4 (but not with any other employer) for purposes of eligibility in any benefit program and payroll practices established by fine.com or the Surviving Corporation.

     (c) Meta4 shall not establish any benefit plan and shall not amend or terminate any Benefit Plan without the consultation and approval of fine.com.

     (d) Meta4 shall not disseminate or make available any memoranda, notices, plan summaries, or other communications regarding employment or the benefit plans without the consultation and approval of fine.com.

     (e) Effective as of the Effective Time, all employees of Meta4 shall, at the option of fine.com, either continue to participate in the benefit plans that are in effect immediately prior to the Effective Time or become participants in fine.com employee benefit plans, practices and policies on the same terms and conditions as similarly situated employees of fine.com.

     (f) All vacation time, sick pay or short-term disability accrued and not used by employees of Meta4 prior to the Effective Time shall be maintained by fine.com or the Surviving Corporation after the Effective Time and such vacation time, sick leave or short-term disability shall, after the Effective Time, accrue at the same rate in effect for similarly situated fine.com employees up to the accrued limit for such fine.com employees.

     5.11. Funded Debt. Meta4 and each of Kathy L. Berni and Top Dog (the "Obligees") hereby acknowledge and agree that as of the Closing Date, the aggregate amount of principal and interest owing under five certain promissory notes from Meta4 to the Obligees, as described on Schedule 5.11 hereto (the
                                                  -------------
"Notes"), is the aggregate principal amount of $184,968.97, plus accrued interest thereon beginning from May 1, 1998 at the rate of five percent (5%) per annum (the "Funded Debt"). Upon Closing and upon delivery to fine.com of all of the original Notes held by the Obligees, fine.com shall pay to the Obligees the amount of the Funded Debt in shares of fine.com Common Stock valued at the Merger Price Per Share and the Notes shall thereupon be cancelled and of no further force or effect.

     5.12. Further Assurances. Upon the terms and subject to the conditions contained herein, the parties agree, in each case both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) to use their respective best efforts to cause the acquisition to qualify, and will not take any actions which to their knowledge could reasonably be expected to prevent the acquisition from qualifying, as a reorganization under the provisions of Section 368(a) of the Code, (iii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and thereunder and (iv) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their best efforts (A) to obtain all Consents

(provided, however, that no amendment or modification shall be made to any
 --------  -------
Contract to obtain such Consent without fine.com's consent), (B) to obtain all necessary Permits, (C) to give all notices to, and make all registrations and filings with third parties, including submissions of information requested by governmental authorities and (D) to fulfill all conditions to this Agreement.

                                  ARTICLE  6.

                               CLOSING CONDITIONS

     6.1. Conditions to fine.com and Newco's Obligations. The obligations of fine.com and Newco to effect the Merger and complete the related transactions contemplated by this Agreement are subject, in the discretion of fine.com, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     (a) Representations, Warranties and Covenants.  All representations and
         -----------------------------------------
warranties of Meta4 and Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by Meta4 and the Shareholders on or before the Closing Date shall have been duly complied with, performed or satisfied, and each of Meta4 and the Shareholders shall have delivered to fine.com a certificate executed by Meta4 ("Meta4 Closing Certificate") and Shareholders ("Shareholders' Closing Certificate") to the foregoing effect.

     (b) Consents.  All Consents, approvals and waivers from governmental
         --------
authorities and other parties necessary to permit consummation of the Merger as contemplated hereby and by the Ancillary Agreements and for the operation of the Meta4 Business after the Closing (including all required third party consents under the Contracts) shall have been obtained. fine.com shall be satisfied that all approvals required under any Regulations to carry out the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained and that the parties shall have complied with all Regulations applicable to the transactions contemplated hereby and thereby.

     (c) No Actions or Court Orders.  No Action by any court, governmental
         --------------------------
authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements and which could reasonably be expected to damage fine.com, the Meta4 Assets or the Meta4 Business materially if the transactions contemplated hereby or thereby are consummated, including any material adverse effect on the right or ability of fine.com to own, operate or transfer Meta4 after the Closing. There shall not be any Regulation or Court Order that makes the acquisition of the Meta4 Shares contemplated hereby illegal or otherwise prohibited or that otherwise may have a Meta4 Material Adverse Effect.

     (d) Closing Documents.  Meta4 and/or the Shareholders, as the case may be,
         -----------------
shall have delivered to fine.com the documents and other items described in
Section 7.1 and such other documents and items as fine.com may reasonably require.

     (e) Opinion of Counsel.  Meta4 and the Shareholders shall have delivered to
         ------------------
fine.com an opinion of Eric J. Kaiser, Esq., legal counsel to Meta4 and the Shareholders, dated as of the Closing Date, which provides an opinion substantially in the form attached hereto as Exhibit F.
                                             ---------

     (f) Certificates.  Shareholders shall, and shall cause Meta4 to, furnish
         ------------
fine.com with such certificates of the respective officers of Meta4 or such Shareholders and others to evidence compliance with the conditions set forth in this Article as may be reasonably requested by fine.com.

     (g) Exemption under Federal and State Securities Laws.  The issuance of
         -------------------------------------------------
shares of fine.com Common Stock in the Merger shall not violate any federal or state securities laws.

     (h) Meta4 Balance Sheet.  On the Closing Date, immediately prior to the
         -------------------
Closing, there shall be no indebtedness on Meta4's balance sheet other than those on the Meta4 Balance Sheet.

     (i) Employment of Meta4 Employees.  Each of the Meta4 Employees identified
         -----------------------------
on Schedule 6.1(i) hereto shall have entered into a proprietary information and inventions agreement in form and substance acceptable to fine.com and the Surviving Corporation.

     (j) Completion of fine.com Due Diligence.  fine.com shall have completed
         ------------------------------------
its business and legal due diligence to its satisfaction, in its sole judgment.

     (k) Material Adverse Change.  Since the date of the Meta4 Balance Sheet,
         -----------------------
there shall not have been any Meta4 Material Adverse Change.

     (l) Changes in Financial Condition.  The net assets of Meta4 shall not have
         ------------------------------
decreased since the Meta4 Balance Sheet Date and the total liabilities of Meta4 shall not have increased since the Meta4 Balance Sheet Date. In addition, the aggregate amount of cash, cash equivalents and accounts receivable on Meta4's balance sheet at Closing shall equal or exceed such aggregate amount as of the Meta4 Balance Sheet Date, and the aggregate amount of accounts and notes payable on Meta4's balance sheet at Closing shall not exceed the such amount as of the Meta4 Balance Sheet Date.

     (m) Resignations of Officers and Directors.  All officers and directors of
         --------------------------------------
Meta4 shall have resigned effective on or prior to the Effective Time.

     (n) Accountant's Letter with respect to Pooling of Interests Accounting
         -------------------------------------------------------------------
Treatment.  fine.com shall have received a letter from its accountant stating
---------
their opinion that, as of the Closing Date, the transactions contemplated by this Agreement and the Ancillary Agreements qualify for pooling of interests accounting treatment in accordance with GAAP.

     (o) Employment Agreements.  Each of the Shareholders shall have entered
         ---------------------
into the Employment Agreements, substantially in the form attached hereto as Exhibits B-1 and B-2. In addition, each of the Shareholders shall have entered
------------     ---
into non-competition agreements in form and substance acceptable to fine.com.

     (p) Affiliate Agreements.  Each of the Shareholders shall have entered into
         --------------------
the an affiliate agreement for purposes of ASR 135, substantially in the form attached hereto as Exhibit E.
                   ---------

     (q) Delivery of Notes for Payment and Cancellation.  fine.com shall have
         ----------------------------------------------
received the original Notes from the Obligees for cancellation upon repayment as described in Section 5.11.

     6.2. Conditions to Meta4's and the Shareholders' Obligations. The obligations of Meta4 and the Shareholders to effect the Merger and complete the related transactions contemplated by this Agreement are subject, in the discretion of Meta4 and the Shareholders, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     (a) Representations, Warranties and Covenants.  All representations and
         -----------------------------------------
warranties of fine.com and Newco contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by fine.com or Newco on or before the Closing Date shall have been duly complied with, performed or satisfied, and fine.com shall have delivered to Meta4 and Shareholders a certificate (signed by a senior officer of fine.com) to the foregoing effect ("fine.com Closing Certificate").

     (b) Consents.  All Consents, approvals and waivers from governmental
         --------
authorities and other parties necessary to permit consummation of the Merger as contemplated hereby shall have been obtained, all approvals required under any Regulations to carry out the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained and the parties shall have complied with all Regulations applicable to the transactions contemplated hereby and thereby.

     (c) No Court Orders.  There shall not be any Regulation or Court Order that
         ---------------
makes the transactions contemplated hereby and by the Ancillary Agreements illegal or otherwise prohibited or which would have a fine.com Material Adverse Effect.

     (d) Closing Documents.  fine.com shall have delivered to the Shareholders
         -----------------
the documents and other items described in Section 7.2 and such other documents and items as Meta4 or the Shareholders may reasonably require.

     (e) Material Adverse Change.  Since the date of this Agreement, there shall
         -----------------------
not have been any fine.com Material Adverse Change.

     (f) Opinion of Counsel.  Meta4 shall have received an opinion of Cairncross
         ------------------
& Hempelmann, P.S., counsel for fine.com, dated as of the Closing Date, which opinion shall be reasonably satisfactory in all respects to Meta4.

                                  ARTICLE  7.

                                    CLOSING

     On the Closing Date at the Closing Place:

     7.1. Deliveries by Meta4 and the Shareholders to fine.com. Meta4 and Shareholders, as applicable, shall deliver (or cause to be delivered) to fine.com:

     (a) Executed Ancillary Agreements to which Meta4 or the Shareholders are parties, including, without limitation, this Agreement, the Registration Rights Agreement and the Employment Agreements;

     (b) a certificate (the "Closing Financial Certificate"), dated as of the Closing Date, signed on behalf of Meta4 and each of the Shareholders, setting forth:

     (i) the net worth of Meta4 as of the Closing Date (the "Certified Closing Net Worth");

     (ii) the amount of Meta4's cash, cash equivalents and accounts receivable as of the Closing Date (the "Certified Closing Cash Assets");

     (iii) the amount of Meta4's interest bearing indebtedness and other long- and short-term debt as reflected on Meta4's balance sheet as of the Closing Date (the "Certified Closing Debt");

     (iv) the amount of the Funded Debt as of the Closing Date; and

     (vi) the amount of the Shareholders' Transaction Expenses as of the Closing Date.

     (c) any Consents required to be obtained by Meta4 or the Shareholders;

     (d) the Meta4 Closing Certificate and the Shareholders' Closing
Certificate;

     (e) opinion of counsel to Meta4 and the Shareholders in the form of Exhibit
                                                                         -------
F;
-

     (f) such other documents as fine.com may reasonably request as described in
Section 6.1(f).

     (g) all share certificates, or affidavits of lost certificate, representing the shares of Meta4 Common Stock to be canceled in connection with the Merger.

     7.2. Deliveries by fine.com and Newco to the Shareholders. fine.com and Newco shall deliver to the Shareholders:

     (a) Executed Ancillary Agreements to which fine.com or Newco is a party;

     (b) any Consents required to be obtained by fine.com or Newco;

     (c) the fine.com Closing Certificate;

     (d) the opinion of counsel to fine.com described in Section 6.2(f);

     (e) stock certificates representing the Merger Shares to be issued to the Shareholders, bearing the restrictive legends required by this Agreement and the Affiliate Agreement, less the Merger Shares to be held in the Pledge, which certificates shall be issued and delivered to the Shareholders no later than three business days after the Closing Date.

     (f) such other documents as Meta4 or Shareholders may reasonably request as described in Section 6.2(d).

                                  ARTICLE  8.

                                INDEMNIFICATION

     8.1. Survival of Representations, Etc. All statements contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by such party hereunder. The representations and warranties of Meta4 and the Shareholders contained herein shall survive the Closing Date until (and claims based upon or arising out of such representations and warranties, as well as any claims based upon or arising out of any covenants and agreements herein, may be asserted at any time before the date which shall
be) two years after the Closing Date; provided, however, (a) Meta4's and the
                                      --------  -------
Shareholders' representations and warranties in Section 3.23 (Taxes) shall survive the Closing until the expiration of all relevant statutes of limitation (including any extensions thereof) and (b) the Shareholders' representations and warranties set forth in Section 3.3 (Shareholders' Ownership of Stock) shall survive the Closing Date in perpetuity. No investigation made by any of the parties hereto (whether prior to, on or after the Closing Date) shall in any way limit the representations and warranties of the parties. On the Closing Date all representations and warranties contained in this Agreement and made by Meta4 and the Shareholders shall expire as to Meta4 and thereafter will be deemed to have been made exclusively by the Shareholders. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

     8.2.  Indemnification.

     (a) General.  Subsequent to the Closing, the Shareholders, jointly and
         -------
severally, covenant and agree to indemnify, defend, protect and hold harmless fine.com and Newco, their Affiliates, and each of their respective partners, officers, directors, employees, shareholders and agents (collectively, the "fine.com Indemnified Parties") against and from, any damage, claim, loss, cost, liability or expense, including without limitation, interest, penalties, reasonable attorneys' fees and expenses of investigation, response action, removal action or remedial action (collectively "Damages") incurred by such fine.com Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly:

     (i) any breach of any warranty, representation, covenant or agreement of Meta4 or the Shareholders contained in this Agreement which survives the Closing Date pursuant to Section 8.1; or

     (ii) any liability to Meta4 or the Surviving Corporation, whether pre-Closing or post-Closing, arising out of the Goldstein Litigation against Meta4, including, without limitation, any settlement costs, cost and expenses of litigation or damages awarded by any court.

The term "Damages" as used in this Section 8.2 is not limited to matters asserted by third parties against fine.com Indemnified Parties, but includes Damages incurred or sustained by such persons in the absence of third party claims. The parties acknowledge and agree that following Closing, the Surviving Corporation and/or fine.com shall control all aspects of the Goldstein Litigation, which shall include, without limitation, the right (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of their own choice to handle and defend the same, and (iii) to compromise or settle such claim, which compromise or settlement may be made in the reasonable discretion of the Surviving Corporation and upon notice to the Shareholders. The Shareholders shall cooperate in all reasonable respects with the Surviving Corporation and/or fine.com and their attorneys in the investigation, trial and defense of such lawsuit and action and any appeal arising therefrom.

     (b) Procedure for Claims between Parties.  Any fine.com Indemnified Party
         ------------------------------------
(the "Indemnified Party") seeking indemnification hereunder shall, within the relevant limitation period provided for in Section 8.1 above, give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claims for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any agreement, document or instrument executed pursuant hereto or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and provided further, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure. The Indemnitor shall have fifteen days after the giving of any Claim Notice pursuant hereto to (i) agree to the amount or method of determination set forth in the Claim Notice and to pay such amount to such Indemnified Party or (ii) to provide such Indemnified Party with notice that it disagrees with the amount or method of determination set forth in the Claim Notice (the "Dispute Notice"). Within fifteen days after the giving of the Dispute Notice, a representative of Indemnitor and such Indemnified Party shall negotiate in a bona fide attempt to resolve the matter. In the event that the controversy is not resolved within fifteen days of the giving of the Dispute Notice, then either party may submit the resolution of the claims to expedited binding arbitration as provided in Section 9.6.

     (c) Defense of Third Party Claims.  If any lawsuit or enforcement action is
         -----------------------------
filed against any Indemnified Party, written notice thereof shall be given to the other party as promptly as practicable (and in any event within 15 calendar days after the service of the citation or summons). The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the other party demonstrates they were actually prejudiced by such failure. After such notice, if the other party shall acknowledge in writing to the Indemnified Party that they shall be obligated under the terms of their indemnity hereunder in connection with such lawsuit or action, or that they will defend such lawsuit or action under a reservation of rights, then they shall be entitled, if they so elect at their own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of their own choice to handle and defend the same unless the named parties to such action or proceeding include both the other party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the other party, in which event the Indemnified Party shall be entitled, at the other party's cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. The Indemnified Party shall cooperate in all reasonable respects with the other party and their attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that
                                                         --------  -------
the Indemnified Party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.
If the other party fails to assume the defense of such claim within 15 calendar days after receipt of the notice of claim, the Indemnified Party against which such claim has been asserted will (upon delivering notice to such effect to the other party) have the right to undertake, at the other party's cost, risk and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the other party; provided, however, that such claim
                                             --------  -------
shall not be compromised or settled without the written consent of the other party, which consent shall not be unreasonably withheld. If the Indemnified Party assumes the defense of the claim, the Indemnified Party will keep the Shareholders reasonably informed of the progress of any such defense, compromise or settlement. The other party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 10.2 and for any final judgment (subject to any right of appeal), and the other party agrees to indemnify and hold harmless an Indemnified Party from and against any Damages by reason of such settlement or judgment.

     8.3. Indemnification Threshold; Limitations on Indemnity. The fine.com Indemnified Parties shall not be entitled to recover for any Damages until such time as the Damages claimed by the fine.com Indemnified Parties in the aggregate exceed $20,000 (the "Indemnification Threshold"), at which time the fine.com Indemnified Parties shall be entitled to be indemnified against and compensated and reimbursed for all such Damages including Damages included in the Indemnification Threshold. Notwithstanding the foregoing, the Indemnification Threshold shall not apply to (i) adjustments to the Merger Consideration as set forth in Sections 2.7 and 2.8 or (ii) Damages described in Section 8.2(a)(ii). The aggregate amount of the Shareholders' liability for indemnification under this Article 8 shall not exceed the aggregate amount of the Merger Consideration received by all Shareholders.

     8.4. No Right of Contribution; Remedies Cumulative. After the Closing, the Shareholders shall have no right of contribution against the Surviving Corporation for any breach of any representation, warranty, covenant or agreement of Meta4. fine.com shall be entitled to specific performance and injunctive relief, without posting bond or other security, for the purpose of asserting their respective rights under this Article 8. The remedies described in this Article 8 are cumulative and shall be in addition to, and not in lieu of, any other remedies at law or in equity that the parties may elect to pursue.

     8.5. Right to Set Off. Without limiting fine.com's right to seek equitable remedies against any Shareholder, fine.com shall have the obligation first to set off, in whole or in part, against the Pledged Assets prior to taking any other action, or proceeding personally, against any of the Shareholders.

                                  ARTICLE  9.

                                 MISCELLANEOUS

     9.1.  Termination.

     (a) This Agreement may be terminated at any time prior to Closing:

         (i) By mutual written consent of fine.com and Meta4;

        (ii) By either fine.com or Meta4 if the Closing shall not have occurred on or before July 31, 1998, other than due to a breach of this Agreement by the party seeking to terminate;

       (iii) By fine.com if there is a material breach of any representation or warranty set forth in Article 3 or any covenant or agreement to be complied with or performed by Meta4 or Shareholders pursuant to the terms of this Agreement, so long as any such breach is not caused by the action or inaction of fine.com; or

        (iv) By Meta4 and the Shareholders if there is a material breach of any representation or warranty set forth in Article 4 hereof or of any covenant or agreement to be complied with or performed by fine.com pursuant to the terms of this Agreement, so long as any such breach is not caused by the action or inaction of Meta4 or the Shareholders.

     (b) In the event of termination of this Agreement:

         (i) The provisions of any Confidentiality Agreement between or among the parties shall continue in full force and effect; and

        (ii) No party hereto shall have any liability to any other party to this Agreement, except for any willful breach of, or knowing misrepresentation made in, this Agreement occurring prior to the proper termination of this Agreement.

     9.2. Certain Securities Laws Representations. Each of the Shareholders and Top Dog (the "Investors") severally and not jointly represents for itself as follows with respect to the Merger Shares to be acquired in connection with the Merger and with respect to any shares of fine.com Common Stock received upon cancellation and payment of the Funded Debt:

     (a) Such Investor is receiving such shares for investment for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, other than as contemplated hereby;

     (b) Such Investor has been given the opportunity to obtain any information or documents relating to, and to ask questions and receive answers about, fine.com and the business and prospects of fine.com which it deems necessary to evaluate the merits and risks related to its investment in such shares and to verify the information received, and such Investor's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its receipt of such shares;

     (c) Such Investor's financial condition is such that it can afford to bear the economic risk of holding the shares for an indefinite period of time and has adequate means for providing for such Investor's current needs and contingencies and to suffer a complete loss of its investment in such shares;

     (d) All information that such Investor has provided to fine.com concerning itself and its financial position is correct and complete;

     (e) Such Investor has been advised that, notwithstanding and without limiting any rights or provisions pursuant to the Registration Rights Agreement,
(i) fine.com's issuance of the shares of fine.com Common Stock to the Investors will not have been registered under the Securities Act, (ii) such shares may need to be held indefinitely, and such Investors must continue to bear the economic risk of the investment in such shares unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) there may not be a public market for such shares, (iv) when and if such shares may be disposed of without registration in reliance on Rule 144 promulgated under the Securities Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (v) if the Rule 144 exemption is not available, public sale without registration will require compliance with an exemption under the Securities Act, (vi) fine.com shall be entitled to issue appropriate stop transfer instructions to its transfer agent consistent with the terms of this Agreement and (vii) a restrictive legend in the following form shall be placed on the certificates representing such shares:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTION AFFORDED BY RULE 144). UNLESS WAIVED BY FINE.COM INTERNATIONAL CORP., FINE.COM INTERNATIONAL CORP. SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AS A PRECONDITION TO ANY SUCH TRANSFER.

     9.3. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Meta4 or Investors without the prior written consent of fine.com, or by fine.com without the prior written consent of Meta4 or the Investors.

     9.4. Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered in person or by courier, telegraphed, telexed, sent by facsimile transmission, sent via overnight delivery service or mailed by registered or certified mail (such notice to be effective upon receipt), as follows:

        If to the Shareholders,

             to the addresses set forth below their names on the signature page hereto

        With a copy to:

             Eric J. Kaiser, Esq.
             41 East Mill Road (Route 24)
             Long Valley, New Jersey 07853
             Tele: (908) 876-1823
             Fax: (908) 876-9144

        If to fine.com or the Surviving Corporation:

             fine.com International Corp.
             1525 Fourth Avenue, Suite 800
             Seattle, Washington  98101-1650
             Tele:  (206) 292-2888
             Fax:  (206) 292-2889
             Attention: Trevor F.A. Brannan, Esq.

        With a copy to:

             Cairncross & Hempelmann, P.S.
             70th Floor, Columbia Center
             701 Fifth Avenue
             Seattle, Washington  98104-7016
             Tele:  (206) 587-0700
             Fax:  (206) 587-2308
             Attention:  William A. Carleton, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     9.5. Publicity. The parties will cooperate and consult with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby. Neither party will make any such public announcement without the consent of the other party, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the Closing Date. Notwithstanding the foregoing, fine.com shall have the right to make any press release or other disclosures of this Agreement and the transactions contemplated hereunder as it or its legal counsel may determine or reasonably believe to be required by law.

     9.6.  Arbitration.

     (a) Claims submitted to arbitration under this Section 9.6 shall be resolved by binding arbitration administered by the American Arbitration Association (the "AAA") in Seattle, Washington and, except as expressly provided in this Agreement, shall be conducted in accordance with the Expedited Procedures under the Commercial Arbitration Rules of the AAA, as such rule may be amended from time to time. The hearing locale shall be Seattle, Washington. A single, neutral arbitrator shall be appointed by the AAA, within five (5) days after a claim is submitted for arbitration under this Section 9.6, to preside over the arbitration and resolve the disputed claim. The arbitrator shall be selected from the AAA's Commercial Panel and shall be qualified to practice law in at least one jurisdiction in the United States and shall have expertise in the interpretation of commercial contracts. The parties shall have three (3) days to object in writing to the appointment of the arbitrator, the sole basis for such being an actual conflict of interest. The AAA, in its sole discretion, shall determine within three (3) days the validity of any such objection.

     (b) The arbitrator's decision shall be binding on the parties and the prevailing party may enforce the decision in any court of competent jurisdiction.

     (c) The parties shall use their best efforts to cooperate with each other in causing the arbitration to be held in as efficient and expeditious manner as practicable, including, but not limited to, providing such documents and making available such of their personnel as the arbitrator may request, so that the decision may be reached timely. The arbitrator shall take into account the parties' stated goal of expedited proceedings in determining whether to authorize discovery and, if so, the scope of permissible discovery and other hearing and pre-hearing procedures.

     (d) The authority of the arbitrator shall be limited to deciding liability for, and the proper amount of, a claim submitted to arbitration, and the arbitrator shall not have any authority to award punitive damages. The arbitrator shall render a decision within thirty (30) days after being appointed to serve as arbitrator. The prevailing party (as determined by the Arbitrator) shall also be awarded by the Arbitrator such party's own attorneys' fees and expenses in connection with such proceeding. The non-prevailing party (as determined by the Arbitrator) shall pay the Arbitrator's fees and expenses.

     9.7. Severability; Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     9.8. Expenses. fine.com has and will pay the fees, expenses and disbursements of fine.com and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement. In the event the Merger is consummated, fine.com shall assume and be liable for Meta4' and Shareholders' legal and accounting fees and expenses (the "Shareholders' Transaction Expenses") incurred in connection with the subject matter of this Agreement up to an aggregate of $25,000 and shall pay at Closing such Shareholders' Transaction Expenses up to $25,000. The Shareholders, and not Meta4 or fine.com, shall be liable for any Shareholders' Transaction Expenses in excess of $25,000 and any other fees and expenses incurred herewith. In addition, at Closing, fine.com and Newco shall assume and pay a finders' fee of up to $138,000 to Fidcol and any amounts in excess of $138,000 shall be the responsibility of the Shareholders. To the extent that the amount of any finder's fee payable to Fidcol exceeds $138,000, the Merger Consideration shall be reduced by such additional amount. The Shareholders agree to indemnify and to hold harmless fine.com and the Surviving Corporation from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Shareholders, Meta4 or any of its officers, employees, or representatives is responsible, other than fees payable to Fidcol up to an aggregate of $138,000. In the event the Merger is not consummated, each party shall be responsible for its own expenses incurred herewith and fine.com shall have no obligation or liability with respect to any fees, expenses or commissions incurred by Meta4 or the Shareholders, including, without limitation, the Shareholders' Transaction Expenses or any brokerage or finders fees.

     9.9. Choice of Law; Jurisdiction. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Washington. Any disputes arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby shall be adjudicated in the federal court for the Western District of Washington, located in Seattle, Washington. Each of the parties hereto irrevocably submits to the jurisdiction of such court for the purposes of any suit, civil action or other proceeding arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby (collectively, "Suit"). Each of the parties hereto hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any Suit any claim that it is not subject to the jurisdiction of the above court, that such Suit is brought in an inconvenient forum, or that the venue of such Suit is improper.

     9.10. Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto, and the Confidentiality Agreement, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     9.11.  Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.12.  Top Dog Digital L.L.C.  Top Dog is a party and signatory to this
            ---------------------
Agreement solely for the purposes of Sections 5.11, 6.1(q) and this Article 9.

      [Remainder of Page Intentionally Left Blank; Signature Page Follows]

     EXECUTED as of the day and year first above written.


          FINE.COM:                            FINE.COM INTERNATIONAL CORP.
                                               a Washington corporation

                                               By: /s/ James P. Chamberlin
                                                   ----------------------------
                                                      Chief Financial Officer

          NEWCO:                               TFAB ACQUISITION CORP.,
                                               a Washington corporation

                                               By: /s/ James P. Chamberlin
                                                   ----------------------------
                                                           President

          META4:                               META4 DIGITAL DESIGN, INC.,
                                               a Delaware corporation

                                               By: /s/ Alberto Blanco
                                                   ----------------------------
                                                           President

          SHAREHOLDERS:                        /s/ Alberto Blanco
                                               --------------------------------
                                               Alberto Blanco

                                               /s/ Kathy L. Berni
                                               --------------------------------
                                               Kathy L. Berni

          TOP DOG:                             TOP DOG DIGITAL, L.L.C.,
                                               a New Jersey limited liability
                                               company

                                               By: /s/ Kathy L. Berni
                                                   ----------------------------
                                                          Managing Member